This prospectus supplement is subject to completion and amendment without notice.  This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.  The definitive terms of the transactions described herein will be described in the final prospectus supplement.

Subject to Completion dated June 7, 2005

Prospectus Supplement to Prospectus dated June 7, 2005

$1,000,000,000
ASSET BACKED NOTES

WELLS FARGO FINANCIAL AUTO OWNER TRUST 2005-A
ISSUER

WELLS FARGO FINANCIAL, INC.

MASTER SERVICER

WELLS FARGO FINANCIAL RECEIVABLES, LLC

TRANSFEROR

ACE SECURITIES CORP.

SELLER

The following notes are being offered by this prospectus supplement:

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$ 230,000,000%		June 2006 Payment Date
Class A-2 Notes	$ 310,000,000%		August 2008 Payment Date
Class A-3 Notes	$ 285,000,000%		January 2010 Payment Date
Class A-4 Notes	$ 175,000,000%		May 2012 Payment Date
Total	$ 1,000,000,000

	Initial Public Offering Price (1)	Underwriting Discount	Proceeds to the Seller (2)
Per Class A-1 Notes	%	%	%
Per Class A-2 Notes	%	%	%
Per Class A-3 Notes	%	%	%
Per Class A-4 Notes	%	%	%
Total	$	$	$
_______________________
(1) Plus accrued interest, if any, from June __, 2005.
(2) Before deducting expenses estimated to be $_______.

·

The notes are secured by the assets of the trust, which consist primarily of retail installment sales contracts secured by new and used automobiles and light-duty trucks.  Substantially all of these contracts are obligations of non-prime credit quality obligors.

·

The trust will pay interest and principal on the notes to the extent set forth herein on the 15th day of each month, or if the 15th is not a business day, the next business day, starting on July 15, 2005.

·

Credit enhancement will consist of excess interest on the receivables, a reserve account, overcollateralization and subordination of the certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Joint Lead Manager and Sole Bookrunner

Joint Lead Manager

Deutsche Bank Securities

Citigroup

Co-Managers

JPMorgan

Merrill Lynch & Co.

Utendahl Capital

Wells Fargo Brokerage Services, LLC

The date of this prospectus supplement is             , 2005

Before you purchase any of these notes, be sure you understand the structure and the risks of this offering.  See especially the Risk Factors beginning on page S-11 of this prospectus supplement and on page 3 of the attached prospectus.

The notes are asset backed securities issued by a trust.  The notes are not obligations of the seller, the transferor, the master servicer, the subservicer or any of their affiliates.

Neither the notes nor the receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the attached prospectus.

TABLE OF CONTENTS

Where to Find Information in These Documents

Summary of Terms of the Notes

S-4

Structural Summary

S-7

Risk Factors

S-11

Capitalized Terms

S-14

The Trust

S-14

Limited Purpose and Assets

S-14

Capitalization of the Trust

S-14

The Owner Trustee

S-15

The Trust Property

S-15

The Receivables Pool

S-16

Pool Composition

S-16

Delinquency, Loss and Repossession Experience

S-20

Weighted Average Life of the Notes

S-21

Wells Fargo Financial’s Indirect Automobile Finance Program

S-28

General

S-28

Marketing

S-28

Underwriting

S-28

Servicing

S-29

Collections

S-30

Extensions

S-30

Repossessions and Charge-Offs

S-30

Compliance Audits

S-31

How You Can Compute Your Portion of the Amount Outstanding on the Notes

S-31

Maturity and Prepayment Considerations

S-32

Use of Proceeds

S-32

Description of the Notes

S-32

Payments of Interest

S-32

Payments of Principal

S-33

Optional Redemption

S-34

Delivery of Notes

S-34

Description of the Sale and Servicing Agreement

S-34

Sale and Assignment of the Receivables

S-34

Optional Purchase

S-34

Accounts

S-34

Reserve Account

S-35

Subservicing

S-35

Servicing Compensation and Expenses

S-35

Rights Upon an Event of Servicing Termination

S-35

Waiver of Past Events of Servicing Termination

S-36

Distributions

S-36

Amendment

S-37

The Indenture

S-37

Events of Default; Rights Upon Event of Default

S-37

The Indenture Trustee

S-39

Description of the Administration Agreement

S-39

Material Legal Aspects of the Receivables

S-39

Material United States Federal Income Tax Consequences

S-39

State Tax Matters

S-40

ERISA Considerations

S-40

Underwriting

S-42

Forward-Looking Statements

S-43

Legal Matters

Glossary of Terms

WHERE TO FIND INFORMATION IN THESE DOCUMENTS

This prospectus supplement and the attached prospectus provide information about the trust, Wells Fargo Financial Auto Owner Trust 2005-A, and the terms and conditions that apply to the notes to be issued by the trust.  You should rely only on the information provided in this prospectus supplement and the attached prospectus, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.

We describe the notes in two separate documents that progressively provide more detail:

·

the attached prospectus, which provides general information, some of which may not apply to your notes; and

·

this prospectus supplement, which describes the specific terms of your notes.

We have started with several introductory sections in this prospectus supplement describing the notes and the trust in abbreviated form, followed by a more complete description of the terms.  The introductory sections are:

·

Summary of Terms of the Notes: provides important information concerning the amounts and the payment terms of each class of notes.

·

Structural Summary: gives a brief introduction to the key structural features of the trust.

·

Risk Factors: describes some of the risks to investors in the notes.

We include cross-references in this prospectus supplement and in the attached prospectus to captions in these materials where you can find further related discussions.  The table of contents in this prospectus supplement and the table of contents included in the attached prospectus provide the page numbers on which those captions are located.

We are not offering the notes in any state where the offer of the notes is not permitted.

In this prospectus supplement, the term “we” refers to ACE Securities Corp.

SUMMARY OF TERMS OF THE NOTES

The following summary is a short description of the main terms of the offering of the notes.  For that reason, this summary does not contain all of the information that may be important to you.  To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

Issuer

Wells Fargo Financial Auto Owner Trust 2005-A, a statutory trust formed under Delaware law, will use the proceeds from the issuance and sale of the securities to purchase a pool of retail installment sale contracts secured primarily by new and used automobiles and light-duty trucks, which constitute the receivables.  The receivables were originated by one of the originators through dealers pursuant to dealer agreements.  The originators will sell the receivables indirectly to the transferor, and on the closing date the transferor will sell the receivables to the seller.  The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes.  The trust will be solely liable for payments on the notes.

Notes

The following notes, referred to herein as the notes, are being offered by this prospectus supplement:

Class	Initial Principal Amount	Interest Rate
Class A-1 Notes	$230,000,000%
Class A-2 Notes	$310,000,000%
Class A-3 Notes	$285,000,000%
Class A-4 Notes	$175,000,000%

Certificates

The trust is also issuing asset backed certificates having an initial principal amount of $526,717,557.25.  The certificates are not being offered by this prospectus supplement.  Any information in this prospectus supplement relating to the certificates is presented solely to provide you with a better understanding of the notes.

Seller

ACE Securities Corp.  The mailing address of ACE Securities Corp. is 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211.  You may request copies of the transaction documents relating to the trust by calling (704) 365-0569.

Transferor

Wells Fargo Financial Receivables, LLC.

Master Servicer

Wells Fargo Financial, Inc.

Subservicer

Wells Fargo Financial Acceptance, Inc.

Administrator

Wells Fargo Financial, Inc.

Originators

Wells Fargo Financial Acceptance, Inc. and subsidiaries of Wells Fargo Financial Acceptance, Inc.

Minimum Denominations

The notes will be issued in minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof.

Trustees

Notes

JPMorgan Chase Bank, N.A., a national banking association, as indenture trustee.

Certificates

Wilmington Trust Company, a Delaware banking corporation, as owner trustee.

Closing Date

The trust expects to issue the notes on or about June __, 2005.

Payment Dates

On the 15th day of each month or, if the 15th day is not a business day, the next business day.

First Payment Date

The first payment date for the notes will be July 15, 2005.

Record Dates

On each payment date, the trust will pay interest and principal to the extent set forth herein to the holders of the notes as of the related record date.  The record date for the notes will be the business day immediately preceding the payment date.  If definitive notes have been issued, the record date for the notes will be the last business day of the month preceding the payment date.

Final Scheduled Payment Dates

The trust is required to pay the outstanding principal amount of each class of notes, to the extent not previously paid, in full on the respective final scheduled payment date for that class of notes as specified on the cover of this prospectus supplement or, if such date is not a business day, the next business day.

Interest Rates

The trust will pay interest on each class of notes at the rates specified on the cover of this prospectus supplement.

Interest Accrual

Class A-1 Notes

“Actual/360”, accrued from and including the prior payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date.

Other Notes

“30/360”, accrued from and including the 15th day of the previous month (or, in the case of the first payment date, from and including the closing date) to but excluding the 15th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date for each class of notes will be the product of:

·

the applicable outstanding principal amount of such notes;

·

the applicable interest rate; and

·

for the Class A-1 Notes, the actual number of days in the interest accrual period divided by 360; or

·

for the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, 30 (or, in the case of the first payment date, __) divided by 360.

For a more detailed description of the payment of interest, you should refer to the sections of this prospectus supplement entitled “Description of the Notes—Payments of Interest.”

Optional Redemption

The master servicer has the option to purchase the receivables on any payment date on which the outstanding principal balance of the receivables is equal to or less than 10% of the aggregate principal balance of the receivables as of the cut-off date at a price equal to the outstanding principal balance of the receivables plus accrued and unpaid interest thereon and unpaid fees; provided that this amount is sufficient to repay all outstanding principal and accrued and unpaid interest on the notes and unpaid fees.  The trust will apply such payment to the redemption of the notes in full.

Material Federal Income Tax Consequences

Special tax counsel to the trust is of the opinion that for United States federal income tax purposes

·

the notes will be treated as debt; and

·

the trust will not be subject to United States federal income tax.

We suggest that you and your tax advisors review the information under “Material United States Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the attached prospectus.

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

ERISA Considerations

Subject to the restrictions discussed in “ERISA Considerations,” the notes may be purchased by employee benefit plans and accounts if one or more administrative exemptions apply.  See “ERISA Considerations” in this prospectus supplement and the attached prospectus.

Eligibility for Purchase by Money Market Funds

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.  If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

No Listing of the Notes

The notes will not be listed on any national securities exchange.  See “Risk Factors—Limited Liquidity May Result in Delays in your Ability to Sell Securities or Lower Returns” in the attached prospectus.

Registration, Clearance and Settlement

The trust will issue the notes in book-entry form only through The Depository Trust Company in the United States and Clearstream or Euroclear in Europe.

Risk Factors

You should consider the principal risks of an investment in the notes set forth under “Risk Factors” in this prospectus supplement and the attached prospectus.

Ratings

It is a condition to the issuance of the notes that, on the closing date, each class of notes will receive the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch Ratings:

Class	Moody’s	Standard & Poor’s	Fitch
A-1	Prime-1	A-1+	F1+
A-2	Aaa	AAA	AAA
A-3	Aaa	AAA	AAA
A-4	Aaa	AAA	AAA

A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as such rating does not comment as to the market price or suitability for a particular investor.  The ratings of the notes address the likelihood of the payment of principal and interest on the notes according to their terms.  A rating agency rating the notes may lower or withdraw its rating in the future at its discretion.

STRUCTURAL SUMMARY

This summary briefly describes certain major structural components of the trust.  To fully understand the terms of the trust, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

Transfer of Receivables and Application of Proceeds

ACE Securities Corp., the seller, will purchase from Wells Fargo Financial Receivables, LLC certain retail installment sale contracts secured by new or used automobiles and light-duty trucks, which constitute the receivables, and thereafter will sell the receivables to Wells Fargo Financial Auto Owner Trust 2005-A on the closing date.

The following chart represents the application of proceeds from investors and the transfer of the receivables:

Cut-Off Date

The cut-off date will be the close of business on May 31, 2005.  The trust will receive amounts collected on the receivables after the cut-off date.

Statistical Calculation Date

The statistical calculation date is the close of business on April 30, 2005.

Property of the Trust

The property of the trust will include the following:

·

the receivables and the collections on the receivables after the cut-off date;

·

an assignment of the security interests in the vehicles financed by the receivables;

·

the collection account, reserve account and note distribution account—including any investment income from eligible investments on deposit in those accounts;

·

rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

·

remedies for breaches of representations and warranties made by the dealers that originated the receivables;

·

the receivables files; and

·

other rights under documents relating to the receivables.

The Receivables

The receivables are amounts owed by individuals under retail installment sale contracts to purchase new or used automobiles and light-duty trucks.  The receivables were originated by dealers, underwritten by an originator and purchased from the dealers by an originator pursuant to dealer agreements.

The receivables have the following characteristics as of the statistical calculation date:

Aggregate Principal Balance	$1,500,000,000.14
Number of Receivables	89,913
Average Principal Balance	$16,682.79
Weighted Average Contract Rate	14.720%
Weighted Average Original Term	69.06 months
Weighted Average Remaining Term	59.52 months
Percent of New Vehicles	31.40%
Percent of Used Vehicles	68.60%

Each of the above weighted averages is calculated based on the unpaid principal balance of each receivable as of the statistical calculation date.  The aggregate principal balance of the receivables as of the cut-off date is expected to be approximately $1,526,717,557.25.  While the characteristics of the receivables transferred to the trust on the closing date may differ from the information set forth above, we anticipate that any variation will not be material.

Master Servicer of the Receivables

Wells Fargo Financial, Inc. will be the initial master servicer of the receivables.  The trust will pay the master servicer a servicing fee on each payment date equal to the sum of (1) one-twelfth of 2.00% of the outstanding principal balance of the receivables at the beginning of the previous month and (2) a supplemental servicing fee equal to late fees, extension fees and other fees.

Priority of Distributions

From collections on the receivables during the prior calendar month, investment earnings on amounts on deposit in the trust accounts, amounts on deposit in the reserve account in excess of the amount required to be on deposit in the reserve account and, in the event of a shortfall in meeting the payments described in the following clauses (1) through (4), from amounts withdrawn from the reserve account, the trust will generally pay the following amounts on each payment date in the following order of priority:

(1)

to the master servicer, the servicing fee and all unpaid servicing fees from prior collection periods;

(2)

to the indenture trustee and the owner trustee, all accrued and unpaid fees and reasonable expenses (not to exceed, in the aggregate, $150,000 per annum);

(3)

to the interest distribution account, interest due on the notes, to be paid ratably to the holders of each class of notes;

(4)

to the principal distribution account, the first principal distribution amount, which will generally be equal to the amount, if any, required to reduce the principal amount of the notes to an amount equal to the product of (a) 65.50% and (b) the outstanding principal balance of the receivables as of the last day of the preceding collection period;

(5)

to the reserve account, an amount sufficient to cause the amount on deposit in the reserve account to equal the amount required to be on deposit in the reserve account;

(6)

to the principal distribution account, the second principal distribution amount, which will be equal to the amount, if any, required to reduce the principal amount of the notes (after giving effect to payments pursuant to clause (4) above) to an amount equal to the product of (a) 62.50% and (b) the outstanding principal balance of the receivables as of the last day of the preceding collection period;

(7)

to the indenture trustee and the owner trustee, all accrued and unpaid fees and reasonable expenses which have not been previously paid pursuant to clause (2) above; and

(8)

to the certificateholders, any amounts remaining.

Distributions from the Principal Distribution Account

From deposits made to the principal distribution account, the trust will generally pay principal on each payment date in the manner and priority set forth below:

·

to the noteholders as follows:

·

first to the Class A-1 Notes until paid in full;

·

second to the Class A-2 Notes until paid in full;

·

third to the Class A-3 Notes until paid in full; and

·

fourth to the Class A-4 Notes until paid in full; and

·

to the certificateholders, any funds remaining.

Credit Enhancement

The credit enhancement provides some protection for the notes against losses and delays in payment.  Losses on a receivable or other shortfalls of cash flow will be covered by excess interest on the receivables, by payments on other receivables to the extent of any overcollateralization, by withdrawals from the reserve account, and by allocation of available cash flow to the notes prior to the certificates.

Excess Interest.  Because more interest is expected to be paid by the obligors with respect to the receivables than is necessary to pay the related servicing fee, trustee fees and expenses and interest on the notes each month, there is expected to be excess interest.  Although no assurance can be given as to the amount of such excess interest, excess interest generated by the receivables will provide credit enhancement for the notes.

Subordination.  As long as the notes remain outstanding, payments of interest and principal on the notes will be senior to payments on the certificates.

Reserve Account.  On the closing date, the seller will deposit $30,534,351.15 into the reserve account.

The balance required to be on deposit in the reserve account will be the lesser of (1) the greater of (a) $22,900,763.36 and (b) 2.00% of the outstanding principal balance of the receivables and (2) the outstanding principal amount of the notes.  On each payment date, the trust will distribute funds on deposit in the reserve account in excess of the required balance in accordance with the priority of payments listed in “Priority of Distributions” above.

On or before each payment date, if collections on the receivables and investment earnings on amounts on deposit in the trust accounts are insufficient to satisfy the first four clauses listed in “Priority of Distributions” above, the master servicer will instruct the indenture trustee to withdraw from the reserve account, and deposit in the collection account, to the extent of the funds in the reserve account, the amount necessary to satisfy the first four clauses listed under “Priority of Distributions” above.

On each payment date, the trust will deposit into the reserve account, to the extent necessary to cause the amount on deposit in the reserve account to equal the required balance, any collections on the receivables remaining after the first four clauses listed in “Priority of Distributions” above are satisfied.

For a more detailed description of the reserve account, you should refer to “Description of the Sale and Servicing Agreement—Reserve Account” in this prospectus supplement.

Overcollateralization.  Overcollateralization is the amount by which the outstanding principal balance of the receivables exceeds the outstanding principal amount of the notes and the certificates.  Initially, there will be no overcollateralization.  Overcollateralization will be created for the notes to the extent of distributions of collections to pay principal on the notes pursuant to clause (6) and the certificates pursuant to clause (8) in each case under “Priority of Distributions” above.  Over time, the principal amount of the certificates is expected to be reduced to zero and overcollateralization is expected to reach 37.50% of the outstanding principal balance of the receivables.  There can be no assurance that such overcollateralization will be created.

For a more detailed description of the application of funds, you should refer to “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments” in this prospectus supplement.

RISK FACTORS

An investment in the notes involves significant risks.  Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors specified under the heading “Risk Factors” beginning on page 3 of the attached prospectus.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity on the notes is uncertain and will depend on a number of factors, including the following:

•

The rate of return of principal is uncertain.  The amount of distributions of principal on the notes and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables.  The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors.  A higher than anticipated rate of prepayments of the receivables will reduce the aggregate principal amount of the notes more quickly than expected and thereby reduce anticipated aggregate interest payments on the notes.  In addition, Wells Fargo Financial Acceptance, Inc., the transferor or the master servicer may be obligated to repurchase or purchase, as applicable, receivables (or to cause receivables to be repurchased) from the trust if a representation, warranty or covenant in the applicable purchase agreement or the sale and servicing agreement is breached.

•

You may be unable to reinvest distributions in comparable investments.  You alone will bear any reinvestment risks resulting from a faster or slower incidence of repayment of the notes.  Such reinvestment risks include the risk that interest rates may be lower at the time you received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

•

An optional redemption will shorten the life of your investment, which may reduce your yield to maturity.  If the receivables are sold upon exercise of the optional redemption of the master servicer, you will receive the principal amount of your notes plus accrued interest through the related interest period.  Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding.  If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

You should consider that in the case of notes purchased at a discount, a slower than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

You should also consider that in the case of notes purchased at a premium, a faster than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

Payment priorities increase risk of loss or delay in payment to some classes of notes

Based on the priorities described in this prospectus supplement under “Description of the Notes—Payments of Principal,” classes of notes that receive principal payments prior to other classes will be repaid more rapidly than the other classes, and payments to these other classes may be delayed if collections and amounts on deposit in the reserve account are inadequate to pay all amounts payable on all classes of notes on any payment date.  In addition, classes of notes that receive principal payments at lower priorities than other classes may be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after the other classes that have been receiving most or all amounts payable on their notes have been repaid, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

As a result, the yields of the later maturing classes of notes will be sensitive to losses on the receivables and the timing of such losses.  If the actual rate and amount of losses exceed expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Your notes may not be repaid on their final scheduled payment date

It is expected that final payment of each class of notes will occur on or prior to its final scheduled payment date.  Failure to make final payment on any class of notes on or prior to its final scheduled payment date will constitute an event of default under the indenture.  However, no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to its final scheduled payment date.  If sufficient funds are not available, final payment of any class of notes could occur later than the final scheduled payment date for that class.  See “The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus supplement.

Prepayments and potential losses may result from an event of default under the indenture

An event of default under the indenture may result in payments on the notes being accelerated.  In addition, upon an acceleration of the notes following certain events of default and upon the liquidation of the receivables following any event of default, principal will be paid, pro rata, to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes after principal has been paid in full to the holders of the Class A-1 Notes.  See “The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus supplement.  As a result:

	• you may suffer losses on your notes if the assets of the trust are insufficient to pay the amounts owed on the notes; and
	• your notes may be repaid earlier than scheduled, which will affect the yield on your notes and may require you to reinvest your principal at a lower rate of return.
The indenture trustee may sell the receivables in an event of default

If the notes are accelerated following an event of default under the indenture, the indenture trustee may, under some circumstances, sell the receivables and prepay the notes.  See “The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus supplement.

The concentration of the receivables in specific geographic areas may increase your risk of loss

Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables.  The following states, based upon the billing addresses of the obligors, constituted more than 5.00% of the balance of the receivables as of the statistical calculation date:

	State	Percentage of Aggregate Principal Balance
	Texas	13.20%
	California	11.23%
	Florida	7.47%
	Illinois	5.14%
	Georgia	5.02%

	No other state, based on the billing addresses of the obligors, constituted more than 5.00% of the aggregate principal balance of the receivables as of the statistical calculation date.

Economic conditions in any state or region may decline over time.  Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if this concentration did not exist.

The notes are not suitable investments for all investors

The notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date.  The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk of an investment in the notes, the tax consequences of an investment in the notes, and the interaction of these factors.

Withdrawal or downgrading of the initial ratings of the notes will affect the prices for the notes upon resale

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  You should analyze the significance of each rating independently from any other rating.  A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed.  Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

CAPITALIZED TERMS

The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the Glossary of Terms starting on page S-45 of this prospectus supplement.

THE TRUST

Limited Purpose and Assets

Wells Fargo Financial Auto Owner Trust 2005-A is a statutory trust formed under the laws of the State of Delaware by a trust agreement between ACE Securities Corp. and Wilmington Trust Company, as owner trustee.  The trust will not engage in any activity other than:

·

acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

·

issuing the notes and certificates;

·

making payments on the notes and certificates; and

·

engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

If the protection provided to the holders of the notes by the credit enhancement is insufficient, the trust would have to look principally to the obligors of the receivables and the proceeds from the repossession and sale of the financed vehicles which secure the defaulted receivables for amounts needed to make payments on the notes.  In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the master servicer’s ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the noteholders.

See “Description of the Sale and Servicing Agreement—Reserve Account” and “—Distributions” in this prospectus supplement and “Certain Legal Aspects of the Receivables” in the attached prospectus.

The trust’s principal offices are in Delaware, in care of the owner trustee, at the address specified below under “—The Owner Trustee.”

Capitalization of the Trust

The following table illustrates the expected capitalization of the trust as of the closing date:

Class A-1 Notes	$ 230,000,000
Class A-2 Notes	$ 310,000,000
Class A-3 Notes	$ 285,000,000
Class A-4 Notes	$ 175,000,000
Certificates	$ 526,717,557
Total	$1,526,717,557

The Owner Trustee

Wilmington Trust Company is the owner trustee under the trust agreement.  Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.  The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement.  The seller, the master servicer and their respective affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

THE TRUST PROPERTY

The notes will be collateralized by the trust property.  The trust property will include the receivables, which were originated through dealers, purchased by an originator pursuant to dealer agreements with those dealers and then sold by the applicable originator indirectly to the transferor.  On the closing date, the seller will buy the receivables from the transferor and then sell the receivables to the trust.  The master servicer will be responsible for servicing the receivables and the subservicer will service the receivables.  The trust property also includes:

·

all monies received under the receivables after the cut-off date;

·

an assignment of the security interests in the financed vehicles and any other property securing the receivables;

·

the rights to receive proceeds from claims under insurance policies relating to the related obligors and financed vehicles naming any originator as the insured;

·

such amounts as from time to time may be held in the Collection Account, the Reserve Account and the Note Distribution Account — including investment earnings — established and maintained by the master servicer pursuant to the sale and servicing agreement;

·

the rights of the trust under the sale and servicing agreement and the other transaction documents (subject to the right of the transferor to repurchase receivables in the aggregate that constitute up to 2.00% of the aggregate principal balance of the receivables as of the cut-off date as provided in the purchase agreement);

·

all right, title and interest of the originators with respect to the receivables under the related dealer agreements;

·

the receivables files; and

·

all proceeds of any and all of the foregoing.

THE RECEIVABLES POOL

Pool Composition

The receivables were selected from the originators’ portfolios by several criteria, including, as of the statistical calculation date, the following:

·

each receivable was originated in the United States of America to an obligor who has a billing address in the United States of America;

·

each receivable is a simple interest receivable, as described in the attached prospectus;

·

each receivable provides for level monthly payments which fully amortize the amount financed, except for the last payment, which may be slightly different from the level payment;

·

each receivable has an outstanding principal balance of not less than $250 and no more than $40,000;

·

each receivable has a contract rate of no less than 5.00% and no more than 30.00%;

·

each receivable was originated after January 1, 2001, has an original term to maturity of not more than 72 months and has a remaining term to maturity of not more than 72 months and not less than one month;

·

no obligor on any receivable was noted in the records of the subservicer as being the subject of any pending bankruptcy or insolvency proceeding;

·

no receivable is secured by a vehicle that has been repossessed without reinstatement; and

·

no receivable is more than 30 days contractually past due.

A payment on a retail installment sales contract is contractually past due if an obligor fails to pay at least 90% of the payment due by the applicable due date.  All payments by obligors are first applied to cover any delinquent payments and then to the current payment due.

Substantially all of the contracts are obligations of non-prime credit quality obligors.

No selection procedures believed by the subservicer to be materially adverse to the noteholders were used in selecting the receivables.

The statistical information presented in this prospectus supplement, including the summary statistical information set forth below, is based on the receivables as of the statistical calculation date.  Prior to the closing date, certain receivables may be removed from the pool of receivables and additional receivables substituted therefor.  Regularly scheduled payments and prepayments of the receivables (which are prepayable at any time) between the statistical calculation date and the cut-off date will affect the balances and percentages set forth below.  As a result of the potential variation in the pool of receivables to be transferred to the trust on the closing date and the amortization of the receivables between the statistical calculation date and the cut-off date, the characteristics of the receivables as of the cut-off date may vary from the information in this prospectus supplement.  A Current Report on Form 8-K containing a detailed description of the receivables (the “Detailed Description”) will be filed with the SEC within 10 days after the closing date.  The Detailed Description will specify the information set forth below as of the cut-off date.

While the statistical distribution of the final characteristics of the receivables transferred to the trust on the closing date will vary from the statistical information presented in this prospectus supplement, the subservicer does not believe that the characteristics of the receivables on the closing date will vary materially from those described herein.

The composition, distribution by contract rate and geographic distribution of the receivables, in each case, as of the statistical calculation date, are set forth in the tables below.  The percentages in the following tables may not add to 100.00% due to rounding.

Composition of the Receivables as of the Statistical Calculation Date

	New	Used	Total
Aggregate Principal Balance	$470,949,858.58	$1,029,050,141.56	$1,500,000,000.14
Number of Receivables	22,506	67,407	89,913
Percent of Aggregate Principal Balance	31.40%	68.60%	100.00%
Average Principal Balance	$20,925.52	$15,266.22	$16,682.79
Principal Balance (Range)	($264.30 to $39,995.62)	($251.86 to $39,856.93)	($251.86 to $39,995.62)
Weighted Average Contract Rate(1)	14.098%	15.004%	14.720%
Contract Rate (Range)	(5.040% to 23.750%)	(5.000% to 26.950%)	(5.000% to 26.950%)
Weighted Average Original Term(1)	71.55 months	67.92 months	69.06 months
Original Term (Range)	(36 to 72 months)	(24 to 72 months)	(24 to 72 months)
Weighted Average Remaining Term(1)	61.24 months	58.73 months	59.52 months
Remaining Term (Range)	(8 to 72 months)	(1 to 72 months)	(1 to 72 months)

_______________

(1)

All weighted averages calculated based on unpaid principal balance of each receivable as of the statistical calculation date.

Distribution by Contract Rate of the Receivables as of the Statistical Calculation Date

Contract Rate Range	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
5.000% to 5.999%	71	0.08%	$1,271,574.55	0.08%
6.000% to 6.999%	306	0.34	5,688,469.81	0.38
7.000% to 7.999%	791	0.88	15,597,890.79	1.04
8.000% to 8.999%	2,128	2.37	40,718,480.47	2.71
9.000% to 9.999%	3,693	4.11	70,626,707.46	4.71
10.000% to 10.999%	4,724	5.25	89,660,870.20	5.98
11.000% to 11.999%	5,806	6.46	107,907,262.00	7.19
12.000% to 12.999%	8,027	8.93	143,878,008.25	9.59
13.000% to 13.999%	8,712	9.69	151,823,094.35	10.12
14.000% to 14.999%	9,963	11.08	170,506,645.67	11.37
15.000% to 15.999%	10,218	11.36	168,356,914.25	11.22
16.000% to 16.999%	9,685	10.77	156,918,595.64	10.46
17.000% to 17.999%	9,193	10.22	144,485,694.33	9.63
18.000% to 18.999%	7,223	8.03	106,632,168.25	7.11
19.000% to 19.999%	4,005	4.45	56,133,334.00	3.74
20.000% to 20.999%	2,701	3.00	36,006,818.92	2.40
21.000% to 21.999%	1,656	1.84	21,558,497.08	1.44
22.000% to 22.999%	710	0.79	8,681,817.07	0.58
23.000% to 23.999%	232	0.26	2,859,662.02	0.19
24.000% to 24.999%	65	0.07	662,689.15	0.04
25.000% to 25.999%	3	*	17,076.42	*
26.000% to 26.950%	1	*	7,729.46	*
Total	89,913	100.00%	$1,500,000,000.14	100.00%

* Indicates a percentage greater than 0.00% but less than 0.01%.

Geographic Distribution of the Receivables as of the Statistical Calculation Date

State(1)	Number of Receivables	Percentage of Total Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Alabama	1,010	1.12%	$16,949,205.32	1.13%
Alaska	40	0.04	729,426.05	0.05
Arizona	3,609	4.01	67,226,265.33	4.48
Arkansas	173	0.19	3,014,274.45	0.20
California	9,207	10.24	168,400,032.36	11.23
Colorado	1,027	1.14	17,030,531.96	1.14
Connecticut	804	0.89	12,965,970.77	0.86
Delaware	207	0.23	3,147,913.47	0.21
District of Columbia	196	0.22	3,111,496.10	0.21
Florida	6,786	7.55	112,084,739.62	7.47
Georgia	4,452	4.95	75,353,538.81	5.02
Hawaii	164	0.18	3,039,611.78	0.20
Idaho	438	0.49	7,151,392.80	0.48
Illinois	4,821	5.36	77,156,926.52	5.14
Indiana	3,207	3.57	50,104,338.62	3.34
Iowa	658	0.73	10,514,175.36	0.70
Kansas	843	0.94	13,655,466.44	0.91
Kentucky	1,758	1.96	28,267,525.26	1.88
Louisiana	1,242	1.38	22,808,357.35	1.52
Maryland	3,621	4.03	55,485,053.01	3.70
Massachusetts	736	0.82	11,508,441.04	0.77
Michigan	2,615	2.91	42,808,132.49	2.85
Minnesota	1,774	1.97	27,054,970.34	1.80
Missouri	1,948	2.17	30,935,213.70	2.06
Montana	169	0.19	2,684,388.96	0.18
Nebraska	319	0.35	4,832,576.58	0.32
Nevada	1,976	2.20	35,429,048.28	2.36
New Hampshire	80	0.09	1,083,572.57	0.07
New Jersey	1,145	1.27	18,796,185.91	1.25
New Mexico	1,197	1.33	20,525,138.15	1.37
New York	2,391	2.66	38,579,805.87	2.57
North Carolina	4,025	4.48	63,075,027.23	4.21
North Dakota	89	0.10	1,422,800.55	0.09
Ohio	3,084	3.43	49,416,400.94	3.29
Oklahoma	1,034	1.15	17,407,043.07	1.16
Oregon	749	0.83	12,545,924.42	0.84
Rhode Island	149	0.17	2,452,164.04	0.16
South Carolina	1,488	1.65	23,468,562.14	1.56
South Dakota	164	0.18	2,695,813.66	0.18
Tennessee	1,824	2.03	30,264,594.44	2.02
Texas	11,580	12.88	198,009,479.83	13.20
Utah	611	0.68	10,625,231.45	0.71
Vermont	47	0.05	687,956.86	0.05
Virginia	2,447	2.72	39,800,896.85	2.65
Washington	1,838	2.04	31,697,244.36	2.11
West Virginia	689	0.77	10,968,392.14	0.73
Wisconsin	1,348	1.50	20,624,657.09	1.37
Wyoming	134	0.15	2,404,095.80	0.16
Total	89,913	100.00%	$1,500,000,000.14	100.00%

___________________________

(1)

Based on the billing address of the obligor of the receivables as of the statistical calculation date.

Delinquency, Loss and Repossession Experience

Set forth below is information concerning the historical delinquency, loss and repossession experience pertaining to retail installment sales contracts purchased by the originators and secured by new and used automobiles and light-duty trucks which are being serviced by the subservicer.

The data presented in the following tables are for illustrative purposes only.  There is no assurance that delinquency, loss and repossession experience of the trust with respect to the receivables to be transferred to it will be similar to that set forth below.  The percentages in the tables below have not been adjusted to eliminate the effect of the growth of the subservicer’s portfolio.  Accordingly, the delinquency, loss and repossession percentages may be higher than those shown if a group of retail installment sales contracts were isolated at a period in time and the delinquency, loss and repossession data showed the activity only for that isolated group of retail installment sales contracts over the periods indicated.

Delinquency Experience
(Dollar Amounts in Thousands)

	As of March 31,
	2005(1)		2004
	Dollars	Percent	Dollars	Percent
Principal Amount of Receivables Outstanding	$6,360,574	100.00%	$4,106,728	100.00%
Period of Delinquency
31-60 days	$ 189,460	2.98%	$ 121,738	2.96%
61-90 days	64,958	1.02	41,379	1.01
91+ days	24,260	0.38	39,206	0.95
Total Delinquencies	$ 278,678	4.38%	$ 202,323	4.93%
Repossessed Assets	28,583	0.45	14,481	0.35
Total Delinquencies and Repossessed Assets	$ 307,261	4.83%	$ 216,804	5.28%

	As of December 31,
	2004		2003		2002		2001
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal Amount of Receivables Outstanding	$5,782,386	100.00%	$3,572,078	100.00%	$2,041,437	100.00%	$ 957,016	100.00%
Period of Delinquency
31-60 days	$ 250,135	4.33%	$ 165,801	4.64%	$ 107,836	5.28%	$ 55,455	5.79%
61-90 days	96,730	1.67	66,001	1.85	37,403	1.83	20,515	2.14
91+ days	79,525	1.38	44,268	1.24	27,962	1.37	11,053	1.16
Total Delinquencies	$ 426,390	7.37%	$ 276,070	7.73%	$ 173,201	8.48%	$ 87,023	9.09%
Repossessed Assets	27,761	0.48	12,779	0.36	9,640	0.47	5,193	0.54
Total Delinquencies and Repossessed Assets	$ 454,151	7.85%	$ 288,849	8.09%	$ 182,841	8.95%	$ 92,216	9.63%

Net Charge-off Experience(1)
(Dollar Amounts in Thousands)

	As of the Three Months Ended March 31,		As of the Year Ended December 31,
	2005	2004	2004	2003	2002	2001
Principal Amount of Receivables Outstanding	$ 6,360,574	$ 4,106,728	$ 5,782,386	3,572,078	$ 2,041,437	$ 957,016
Number of Receivables Outstanding(2)	386,764	260,808	359,300	226,663	140,376	78,250
Average Month End Principal Amount of Receivables Outstanding(3)	$ 6,129,615	$ 3,724,170	$ 4,581,819	$ 2,697,657	$ 1,446,008	$ 887,780
Average Number of Receivables Outstanding(2)(3)	372,999	247,183	298,774	185,787	111,487	75,839
Net Charge-Offs	$ 112,418	$ 44,515	$ 198,761	$ 138,300	$ 64,732	$ 39,690
Net Charge-Offs as a Percentage of Period End Principal Amount Outstanding	7.07%(4)	4.34%(4)	3.44%	3.87%	3.17%	4.15%
Net Charge-Offs as a Percentage of Average Month End Principal Amount Outstanding	7.34%(4)	4.78%(4)	4.34%	5.13%	4.48%	4.47%

_____________

(1)

Accounting policy modified (a) in May 2003 to reflect a write down of current month repossessions to an estimated value at time of repossession, (b) in December 2004 to reflect a change in the write down of repossessions from 63% to 56% of the balance of the repossessions in the month the related motor vehicles were repossessed and (c) in March 2005 to reflect a full write down at 121 days delinquent instead of 181 days delinquent.  In addition, as of March 2005, accounts in bankruptcy for two consecutive months are written off at 61 days delinquent.  Prior to March 2005, WFFA’s practice was to write down bankrupt accounts upon receipt of a bankruptcy court order.  As a result of the March 2005 modifications, net charge-offs for the three-month period ended in March 2005 were $43.254 million higher than they would have been.  Excluding the March 2005 modifications, (a) the period of delinquency as of March 31, 2005 for 31-60 days, 61-90 days, 91+ days and total delinquencies would have been 2.96%, 1.10%, 0.99% and 5.04%, respectively, and (b) net charge-offs as a percentage of period-end principal amount outstanding and average month end principal amount outstanding would have been 4.32% and 4.50%, respectively, for the three months ended March 2005.  See “Wells Fargo Financial Acceptance’s Indirect Automobile Finance Program—Repossession and Charge-Offs.”

(2)

For all periods prior to March 2005, the number of receivables outstanding includes accounts paid off within month period.

(3)

Average balances are calculated using a monthly average.

(4)

Percentage is calculated on an annualized basis.

Delinquencies and net losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels in the economy, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs.  As a result, the delinquency and net charge-off experience of the receivables may differ from those shown in the tables.

Weighted Average Life of the Notes

Prepayments on receivables can be measured against prepayment standards or models.  The model used in this prospectus supplement, the absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables.  ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full.  For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month.  The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a reduction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables.  You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables which are captioned “Percent of the Initial Note Principal Amount at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

·

the trust holds six pools of receivables with the following characteristics:

Pool	Aggregate Outstanding Principal Balance	Contract Rate	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$ 866,736.09	16.318%	52	9
2	11,215,172.20	16.865%	57	20
3	53,761,010.46	16.501%	61	31
4	165,606,403.64	15.856%	64	43
5	456,563,445.52	14.795%	68	55
6	838,704,789.34	14.310%	72	66
Total	$1,526,717,557.25

·

all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

·

interest accrues on the notes at the following assumed coupon rates:  Class A-1 Notes, 3.339%; Class A-2 Notes, 3.730%; Class A-3 Notes, 3.890%; and Class A-4 Notes, 3.990%;

·

each scheduled payment on the receivables is made on the last day of each month commencing in June 2005 and each month has 30 days;

·

the initial principal amount of each class of notes is equal to the initial principal amount set forth on the front cover of this prospectus supplement;

·

payments on the notes are paid in cash on each Payment Date commencing July 15, 2005, and on the 15th calendar day of each subsequent month;

·

the notes are purchased on the closing date of June 16, 2005;

·

the cut-off date is the close of business on May 31, 2005;

·

the servicing fee will be 2.00% per annum;

·

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity; and

·

except as indicated in the tables, optional redemption of the notes will be exercised at the earliest opportunity.

The ABS Tables were created relying on the assumptions listed above.  The tables indicate the percentages of the initial principal amount of each class of notes that would be outstanding after each of the listed Payment Dates if certain percentages of ABS are assumed.  The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed.  The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios.  The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

·

multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Payment Date;

·

adding the results; and

·

dividing the sum by the related initial principal amount of the note.

Percent of the Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes
Payment Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%
July 2005	82.24%	78.24%	71.49%	59.50%
August 2005	65.34%	60.50%	52.35%	38.15%
September 2005	57.95%	50.79%	38.75%	17.97%
October 2005	50.55%	41.14%	25.34%	0.00%
November 2005	43.15%	31.56%	12.12%	0.00%
December 2005	35.74%	22.04%	0.00%	0.00%
January 2006	28.33%	12.59%	0.00%	0.00%
February 2006	20.90%	3.20%	0.00%	0.00%
March 2006	13.47%	0.00%	0.00%	0.00%
April 2006	6.06%	0.00%	0.00%	0.00%
May 2006	0.00%	0.00%	0.00%	0.00%
June 2006	0.00%	0.00%	0.00%	0.00%
July 2006	0.00%	0.00%	0.00%	0.00%
August 2006	0.00%	0.00%	0.00%	0.00%
September 2006	0.00%	0.00%	0.00%	0.00%
October 2006	0.00%	0.00%	0.00%	0.00%
November 2006	0.00%	0.00%	0.00%	0.00%
December 2006	0.00%	0.00%	0.00%	0.00%
January 2007	0.00%	0.00%	0.00%	0.00%
February 2007	0.00%	0.00%	0.00%	0.00%
March 2007	0.00%	0.00%	0.00%	0.00%
April 2007	0.00%	0.00%	0.00%	0.00%
May 2007	0.00%	0.00%	0.00%	0.00%
June 2007	0.00%	0.00%	0.00%	0.00%
July 2007	0.00%	0.00%	0.00%	0.00%
August 2007	0.00%	0.00%	0.00%	0.00%
September 2007	0.00%	0.00%	0.00%	0.00%
October 2007	0.00%	0.00%	0.00%	0.00%
November 2007	0.00%	0.00%	0.00%	0.00%
December 2007	0.00%	0.00%	0.00%	0.00%
January 2008	0.00%	0.00%	0.00%	0.00%
February 2008	0.00%	0.00%	0.00%	0.00%
March 2008	0.00%	0.00%	0.00%	0.00%
April 2008	0.00%	0.00%	0.00%	0.00%
May 2008	0.00%	0.00%	0.00%	0.00%
June 2008	0.00%	0.00%	0.00%	0.00%
July 2008	0.00%	0.00%	0.00%	0.00%
August 2008	0.00%	0.00%	0.00%	0.00%
September 2008	0.00%	0.00%	0.00%	0.00%
October 2008	0.00%	0.00%	0.00%	0.00%
November 2008	0.00%	0.00%	0.00%	0.00%
December 2008	0.00%	0.00%	0.00%	0.00%
January 2009	0.00%	0.00%	0.00%	0.00%
February 2009	0.00%	0.00%	0.00%	0.00%
March 2009	0.00%	0.00%	0.00%	0.00%
April 2009	0.00%	0.00%	0.00%	0.00%
May 2009	0.00%	0.00%	0.00%	0.00%
June 2009	0.00%	0.00%	0.00%	0.00%
July 2009	0.00%	0.00%	0.00%	0.00%
August 2009	0.00%	0.00%	0.00%	0.00%
September 2009	0.00%	0.00%	0.00%	0.00%
October 2009	0.00%	0.00%	0.00%	0.00%
November 2009	0.00%	0.00%	0.00%	0.00%
December 2009	0.00%	0.00%	0.00%	0.00%
January 2010	0.00%	0.00%	0.00%	0.00%
February 2010	0.00%	0.00%	0.00%	0.00%
March 2010	0.00%	0.00%	0.00%	0.00%
April 2010	0.00%	0.00%	0.00%	0.00%
May 2010	0.00%	0.00%	0.00%	0.00%
June 2010	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Optional Redemption	0.42	0.33	0.25	0.18
Weighted Average Life (Years) to Maturity	0.42	0.33	0.25	0.18

Percent of the Initial Note Principal Amount at Various ABS Percentages

	Class A-2 Notes
Payment Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%
July 2005	100.00%	100.00%	100.00%	100.00%
August 2005	100.00%	100.00%	100.00%	100.00%
September 2005	100.00%	100.00%	100.00%	100.00%
October 2005	100.00%	100.00%	100.00%	99.32%
November 2005	100.00%	100.00%	100.00%	85.59%
December 2005	100.00%	100.00%	99.32%	72.14%
January 2006	100.00%	100.00%	89.80%	58.98%
February 2006	100.00%	100.00%	80.43%	46.12%
March 2006	100.00%	95.46%	71.21%	33.56%
April 2006	100.00%	88.62%	62.15%	21.31%
May 2006	99.00%	81.83%	53.25%	10.12%
June 2006	93.49%	75.09%	44.51%	0.00%
July 2006	87.98%	68.41%	35.94%	0.00%
August 2006	82.47%	61.79%	27.52%	0.00%
September 2006	76.95%	55.23%	19.28%	0.00%
October 2006	71.44%	48.72%	11.21%	0.00%
November 2006	65.91%	42.28%	3.32%	0.00%
December 2006	60.39%	35.90%	0.00%	0.00%
January 2007	54.86%	29.58%	0.00%	0.00%
February 2007	49.34%	23.33%	0.00%	0.00%
March 2007	43.92%	17.24%	0.00%	0.00%
April 2007	38.50%	11.21%	0.00%	0.00%
May 2007	33.09%	5.25%	0.00%	0.00%
June 2007	27.67%	0.00%	0.00%	0.00%
July 2007	22.25%	0.00%	0.00%	0.00%
August 2007	16.83%	0.00%	0.00%	0.00%
September 2007	11.41%	0.00%	0.00%	0.00%
October 2007	5.99%	0.00%	0.00%	0.00%
November 2007	0.58%	0.00%	0.00%	0.00%
December 2007	0.00%	0.00%	0.00%	0.00%
January 2008	0.00%	0.00%	0.00%	0.00%
February 2008	0.00%	0.00%	0.00%	0.00%
March 2008	0.00%	0.00%	0.00%	0.00%
April 2008	0.00%	0.00%	0.00%	0.00%
May 2008	0.00%	0.00%	0.00%	0.00%
June 2008	0.00%	0.00%	0.00%	0.00%
July 2008	0.00%	0.00%	0.00%	0.00%
August 2008	0.00%	0.00%	0.00%	0.00%
September 2008	0.00%	0.00%	0.00%	0.00%
October 2008	0.00%	0.00%	0.00%	0.00%
November 2008	0.00%	0.00%	0.00%	0.00%
December 2008	0.00%	0.00%	0.00%	0.00%
January 2009	0.00%	0.00%	0.00%	0.00%
February 2009	0.00%	0.00%	0.00%	0.00%
March 2009	0.00%	0.00%	0.00%	0.00%
April 2009	0.00%	0.00%	0.00%	0.00%
May 2009	0.00%	0.00%	0.00%	0.00%
June 2009	0.00%	0.00%	0.00%	0.00%
July 2009	0.00%	0.00%	0.00%	0.00%
August 2009	0.00%	0.00%	0.00%	0.00%
September 2009	0.00%	0.00%	0.00%	0.00%
October 2009	0.00%	0.00%	0.00%	0.00%
November 2009	0.00%	0.00%	0.00%	0.00%
December 2009	0.00%	0.00%	0.00%	0.00%
January 2010	0.00%	0.00%	0.00%	0.00%
February 2010	0.00%	0.00%	0.00%	0.00%
March 2010	0.00%	0.00%	0.00%	0.00%
April 2010	0.00%	0.00%	0.00%	0.00%
May 2010	0.00%	0.00%	0.00%	0.00%
June 2010	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Optional Redemption	1.70	1.36	1.00	0.69
Weighted Average Life (Years) to Maturity	1.70	1.36	1.00	0.69

Percent of the Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes
Payment Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%
July 2005	100.00%	100.00%	100.00%	100.00%
August 2005	100.00%	100.00%	100.00%	100.00%
September 2005	100.00%	100.00%	100.00%	100.00%
October 2005	100.00%	100.00%	100.00%	100.00%
November 2005	100.00%	100.00%	100.00%	100.00%
December 2005	100.00%	100.00%	100.00%	100.00%
January 2006	100.00%	100.00%	100.00%	100.00%
February 2006	100.00%	100.00%	100.00%	100.00%
March 2006	100.00%	100.00%	100.00%	100.00%
April 2006	100.00%	100.00%	100.00%	100.00%
May 2006	100.00%	100.00%	100.00%	100.00%
June 2006	100.00%	100.00%	100.00%	99.11%
July 2006	100.00%	100.00%	100.00%	87.50%
August 2006	100.00%	100.00%	100.00%	76.17%
September 2006	100.00%	100.00%	100.00%	65.14%
October 2006	100.00%	100.00%	100.00%	54.41%
November 2006	100.00%	100.00%	100.00%	43.98%
December 2006	100.00%	100.00%	95.22%	33.85%
January 2007	100.00%	100.00%	87.04%	24.05%
February 2007	100.00%	100.00%	79.05%	15.72%
March 2007	100.00%	100.00%	71.28%	7.63%
April 2007	100.00%	100.00%	63.71%	0.00%
May 2007	100.00%	100.00%	56.34%	0.00%
June 2007	100.00%	99.30%	49.17%	0.00%
July 2007	100.00%	92.97%	42.22%	0.00%
August 2007	100.00%	86.71%	35.49%	0.00%
September 2007	100.00%	80.54%	28.97%	0.00%
October 2007	100.00%	74.45%	22.68%	0.00%
November 2007	100.00%	68.44%	16.62%	0.00%
December 2007	94.74%	62.52%	10.80%	0.00%
January 2008	88.85%	56.68%	5.19%	0.00%
February 2008	83.35%	51.19%	0.00%	0.00%
March 2008	77.84%	45.78%	0.00%	0.00%
April 2008	72.34%	40.46%	0.00%	0.00%
May 2008	66.85%	35.22%	0.00%	0.00%
June 2008	61.36%	30.07%	0.00%	0.00%
July 2008	55.87%	25.00%	0.00%	0.00%
August 2008	50.39%	20.03%	0.00%	0.00%
September 2008	44.91%	15.15%	0.00%	0.00%
October 2008	39.43%	10.37%	0.00%	0.00%
November 2008	33.97%	5.68%	0.00%	0.00%
December 2008	28.51%	1.09%	0.00%	0.00%
January 2009	23.05%	0.00%	0.00%	0.00%
February 2009	18.44%	0.00%	0.00%	0.00%
March 2009	13.84%	0.00%	0.00%	0.00%
April 2009	9.25%	0.00%	0.00%	0.00%
May 2009	4.66%	0.00%	0.00%	0.00%
June 2009	0.08%	0.00%	0.00%	0.00%
July 2009	0.00%	0.00%	0.00%	0.00%
August 2009	0.00%	0.00%	0.00%	0.00%
September 2009	0.00%	0.00%	0.00%	0.00%
October 2009	0.00%	0.00%	0.00%	0.00%
November 2009	0.00%	0.00%	0.00%	0.00%
December 2009	0.00%	0.00%	0.00%	0.00%
January 2010	0.00%	0.00%	0.00%	0.00%
February 2010	0.00%	0.00%	0.00%	0.00%
March 2010	0.00%	0.00%	0.00%	0.00%
April 2010	0.00%	0.00%	0.00%	0.00%
May 2010	0.00%	0.00%	0.00%	0.00%
June 2010	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Optional Redemption	3.22	2.75	2.05	1.42
Weighted Average Life (Years) to Maturity	3.22	2.75	2.05	1.42

Percent of the Initial Note Principal Amount at Various ABS Percentages

	Class A-4 Notes
Payment Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%
July 2005	100.00%	100.00%	100.00%	100.00%
August 2005	100.00%	100.00%	100.00%	100.00%
September 2005	100.00%	100.00%	100.00%	100.00%
October 2005	100.00%	100.00%	100.00%	100.00%
November 2005	100.00%	100.00%	100.00%	100.00%
December 2005	100.00%	100.00%	100.00%	100.00%
January 2006	100.00%	100.00%	100.00%	100.00%
February 2006	100.00%	100.00%	100.00%	100.00%
March 2006	100.00%	100.00%	100.00%	100.00%
April 2006	100.00%	100.00%	100.00%	100.00%
May 2006	100.00%	100.00%	100.00%	100.00%
June 2006	100.00%	100.00%	100.00%	100.00%
July 2006	100.00%	100.00%	100.00%	100.00%
August 2006	100.00%	100.00%	100.00%	100.00%
September 2006	100.00%	100.00%	100.00%	100.00%
October 2006	100.00%	100.00%	100.00%	100.00%
November 2006	100.00%	100.00%	100.00%	100.00%
December 2006	100.00%	100.00%	100.00%	100.00%
January 2007	100.00%	100.00%	100.00%	100.00%
February 2007	100.00%	100.00%	100.00%	100.00%
March 2007	100.00%	100.00%	100.00%	100.00%
April 2007	100.00%	100.00%	100.00%	99.66%
May 2007	100.00%	100.00%	100.00%	87.29%
June 2007	100.00%	100.00%	100.00%	75.35%
July 2007	100.00%	100.00%	100.00%	63.82%
August 2007	100.00%	100.00%	100.00%	0.00%
September 2007	100.00%	100.00%	100.00%	0.00%
October 2007	100.00%	100.00%	100.00%	0.00%
November 2007	100.00%	100.00%	100.00%	0.00%
December 2007	100.00%	100.00%	100.00%	0.00%
January 2008	100.00%	100.00%	100.00%	0.00%
February 2008	100.00%	100.00%	99.66%	0.00%
March 2008	100.00%	100.00%	91.20%	0.00%
April 2008	100.00%	100.00%	83.10%	0.00%
May 2008	100.00%	100.00%	75.37%	0.00%
June 2008	100.00%	100.00%	68.00%	0.00%
July 2008	100.00%	100.00%	61.00%	0.00%
August 2008	100.00%	100.00%	0.00%	0.00%
September 2008	100.00%	100.00%	0.00%	0.00%
October 2008	100.00%	100.00%	0.00%	0.00%
November 2008	100.00%	100.00%	0.00%	0.00%
December 2008	100.00%	100.00%	0.00%	0.00%
January 2009	100.00%	94.46%	0.00%	0.00%
February 2009	100.00%	88.12%	0.00%	0.00%
March 2009	100.00%	81.92%	0.00%	0.00%
April 2009	100.00%	75.86%	0.00%	0.00%
May 2009	100.00%	69.93%	0.00%	0.00%
June 2009	100.00%	64.15%	0.00%	0.00%
July 2009	92.69%	58.52%	0.00%	0.00%
August 2009	85.26%	0.00%	0.00%	0.00%
September 2009	77.85%	0.00%	0.00%	0.00%
October 2009	70.45%	0.00%	0.00%	0.00%
November 2009	63.06%	0.00%	0.00%	0.00%
December 2009	55.70%	0.00%	0.00%	0.00%
January 2010	0.00%	0.00%	0.00%	0.00%
February 2010	0.00%	0.00%	0.00%	0.00%
March 2010	0.00%	0.00%	0.00%	0.00%
April 2010	0.00%	0.00%	0.00%	0.00%
May 2010	0.00%	0.00%	0.00%	0.00%
June 2010	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Optional Redemption	4.45	4.02	3.06	2.10
Weighted Average Life (Years) to Maturity	4.69	4.33	3.34	2.28

WELLS FARGO FINANCIAL’S INDIRECT AUTOMOBILE FINANCE PROGRAM

General

Wells Fargo Financial Acceptance, Inc. is a consumer finance company incorporated in Minnesota that focuses on the non-prime auto finance market.  Its principal offices are located at 2501 Seaport Drive, Suite BH 300, Chester, Pennsylvania 19013.  Wells Fargo Financial Acceptance, Inc. is a direct wholly-owned subsidiary of Wells Fargo Financial, Inc., which is an indirect wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Financial, Inc.’s principal offices are located at 800 Walnut Street, Des Moines, Iowa  50309.

Wells Fargo Financial Acceptance, Inc. primarily conducts its auto finance business through forty-eight direct wholly-owned subsidiaries.  References to WFFA in this prospectus supplement refer to Wells Fargo Financial Acceptance, Inc. and its subsidiaries unless the context indicates otherwise.  WFFA significantly expanded its business when it acquired Flagship Credit Corporation in December 2000.  Flagship Credit Corporation was formed in June 1999 as a result of the merger of Franklin Acceptance Corporation and ProCredit, Inc.

WFFA’s auto finance business is organized into two separate operating units – a direct lending unit and an indirect lending unit.  The direct lending unit operates a branch office network that specializes in making loans directly to consumers to enable them to purchase or refinance motor vehicles.  The indirect lending unit focuses primarily on buying retail installment sales contracts that are secured by new and used motor vehicles from franchised motor vehicle dealers.  The retail installment sales contracts discussed in this prospectus supplement have all been purchased by WFFA’s indirect lending unit and therefore references in this prospectus supplement to retail installment sales contracts and to the business or operations of WFFA or similar references refer only to the business of WFFA’s indirect lending unit.

Most of the obligors on WFFA’s retail installment sales contracts are non-prime obligors who generally would not be expected to qualify for financing for motor vehicle purchases of the type traditionally provided by commercial banks and auto finance companies that are owned by motor vehicle manufacturers. These obligors generally have a limited credit history and lower than average income or previous credit difficulties — all factors that potentially increase the risk that these obligors will default on their obligations in the future.  Since WFFA provides financing in a relatively high risk market, WFFA expects to sustain higher levels of delinquencies and credit losses than those experienced by traditional motor vehicle financing sources.

Marketing

WFFA maintains a sales and marketing organization with on-site and field sales representatives to solicit new dealer relationships and service existing dealer relationships.  Field sales representatives work with the dealers to stimulate origination volume although they do not have any underwriting authority.  WFFA is also one of several preferred lenders for certain dealer groups.

Underwriting

WFFA’s purchasing activities are centrally managed at its principal offices in Chester, Pennsylvania and are executed by seven regional origination centers, with one origination center dedicated to a dealer group.  WFFA has executed dealer agreements with approximately 10,000 franchised dealerships in 49 states and regularly purchases retail installment sales contracts from approximately 3,500 of these dealerships.

Each regional origination center has credit approval authority.  WFFA has several different levels of credit approval authority and the level to which a credit analyst is assigned will determine the dollar amount and the range of deviation from standard guidelines the credit analyst may approve.  WFFA generally hires credit analysts with consumer credit experience and all new credit analysts undergo a training program before they are granted any credit approval authority.  WFFA also has a central processing center located in Edina, Minnesota, that typically only handles applications requiring higher levels of approval authority.

Some of the applications received by WFFA are automatically declined based on scorecard and credit policy criteria. Other applications are underwritten by credit analysts using the WFFA’s written underwriting guidelines. WFFA’s underwriting guidelines consider many factors, including an applicant’s time in residence, job tenure, credit history and credit score.  Although WFFA has historically used a generic scorecard to evaluate applications, it recently developed custom scoring models for that purpose.  After completion of the credit analysis, an underwriter makes a final decision regarding the application: approval, conditional approval or turndown. A conditional approval is an agreement by WFFA to fund the application subject to the satisfaction of certain specific conditions or stipulations.

Prior to funding a retail installment sales contract, WFFA reviews the related contract file for compliance with material state and federal laws and regulations.  Additionally, each contract is reviewed to ensure that WFFA’s approval guidelines have been followed.  All stipulations in such guidelines that are waived are handled by supervisors within their respective authority levels.

WFFA obtains a perfected interest in the motor vehicle relating to each retail installment sales contract purchased by WFFA by recording a lien on the certificate of title or lien card, as applicable.

All obligors are required to have physical damage insurance in place at the time the retail installment sales contract is originated.  Before WFFA purchases a contract, it requires the related dealer to verify insurance information to ensure accuracy and to detect possible fraud and also requires the related dealer to confirm that WFFA has been added as loss payee under the insurance policy.  In the event that WFFA learns that the insurance policy on a motor vehicle lapses, WFFA may, if permitted by applicable state law and the related contract, acquire collateral protection insurance on the motor vehicle at its discretion and add the premium to the balance on the related contract.  The collateral protection insurance and insurance tracking services are provided to WFFA by a third-party insurance provider.

Servicing

The subservicer services all the retail installment sales contracts the originators purchase and will service the receivables owned by the trust on behalf of the master servicer pursuant to the subservicing agreement.  The servicing process includes routine collection and processing of payments, responding to obligor inquiries, maintaining security interests in the motor vehicles securing such retail installment contracts and repossessing and selling collateral when necessary.

With respect to each account (including the receivables), collections and payments by or on behalf of the obligor for each applicable period (including each Collection Period) are applied first to all fees, including, but not limited to all late fees charged during such applicable period (including each Collection Period), second to amounts owed for any collateral protection insurance premium for the previous month, third to interest and principal due and fourth to amounts owed for any other collateral protection insurance pemiums.  Any excess collections and payments are applied to prepay the account.

Collections

WFFA’s collection operations are centrally managed at its principal offices in Chester, Pennsylvania, with 5 regional centers servicing the portfolio across multiple time zones.  WFFA uses selected daily, weekly and monthly collateral performance measures and reporting to analyze and control the quality of its collection activities.  These performance measures focus on the number of times WFFA is able to speak directly to the obligor on a delinquent account and the number of times WFFA is able to extract a promise from the obligor to pay the outstanding past due amount.

WFFA utilizes a combination of automatic dialer technology (which incorporates WFFA’s behavior scoring of obligors) and manual placement of telephone calls to contact obligors with delinquent accounts and resolve payment difficulties.  Collectors have a comprehensive amount of information readily available about the obligor and the collateral when placing a collection call.  Such information includes contact information for the obligor, identification information for the vehicle, and account information, such as the extent of delinquency, past due amount, payment history, current loan balance and term of the contract.  Collection activity is prioritized based on factors such as delinquency stage, custom behavior scores, loan amount, last payment date and last contact date.

WFFA’s individual collectors specialize in specific levels of delinquency, and accounts that are more delinquent are generally serviced by the more experienced collectors.  WFFA primarily hires collectors with previous collection experience. Both collector and management/supervisor rankings related to collections are published internally to motivate servicing teams to achieve higher rankings.

Extensions

WFFA utilizes an extension policy that is offered to obligors whose ability to pay as contracted has been hindered by  temporary financial difficulty.  An extension allows the obligor to move a delinquent payment or payments to the end of the term of the contract. Among other factors, the collector reviews the obligor’s past payment history and assesses the obligor’s willingness and ability to make future payments. Before agreeing to an extension, the collector also considers whether the extension complies with WFFA’s policies. Exceptions to WFFA’s policies for extensions must be approved by a collections manager.

Repossessions and Charge-Offs

WFFA’s repossession process is centrally managed at its principal offices in Chester, Pennsylvania.  The repossession process is generally commenced once an account becomes 91 days or more delinquent or at any time a collector determines such account should become subject to the repossession process. Repossessions are handled by independent repossession firms engaged by WFFA and must be approved by a collections manager.  Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more obligor notifications, a prescribed waiting period prior to disposition of the repossessed motor vehicle and return of personal items to the obligor. Some jurisdictions provide the obligor with reinstatement or redemption rights.  Regardless of whether a jurisdiction provides such rights, WFFA actively contacts the obligors of the repossessed vehicles and attempts to make arrangements with them to reinstate or redeem the vehicles.  Obligors are typically able to reinstate a contract by paying an amount equal to the delinquent amount plus expenses.  Obligors are typically able to redeem a vehicle by paying an amount equal to the full outstanding balance under the contract.  After the reinstatement or redemption period expires, if the vehicle has not been redeemed or the contract reinstated, WFFA prepares the vehicle for sale or “remarketing”.  WFFA remarkets vehicles through a variety of direct channels and through wholesale auto auctions.  Legal requirements, particularly in the event of bankruptcy, may restrict WFFA’s ability to dispose of the repossessed vehicle.  The proceeds from the sale of the vehicle, and any other recoveries, are credited against the balance of the contract. Proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the retail installment sales contract, and the resulting deficiency is charged-off. WFFA may pursue collection of deficiencies when it deems such action to be appropriate.

WFFA’s policy is to charge-off an account in the month in which greater than 10% of a payment due on such account becomes 181 or more days (before March 2005) and 121 or more days (since March 2005) contractually delinquent if WFFA has not repossessed the related motor vehicle. Otherwise, WFFA writes down the value of the account to 44% of the balance of the account in the month the related motor vehicle was repossessed.  The final charge-off represents the difference between the actual net sales proceeds and the adjusted amount of the delinquent account.  Any resulting gain or loss on the account is recognized by WFFA after remarketing.   Although WFFA takes partial write downs for its reporting purposes, the trust will not take partial write downs on the receivables.

Obligor bankruptcies are serviced by a dedicated bankruptcy department located in Bloomington, Minnesota.  This department manages all retail installment sales contracts that are the subject of bankruptcy proceedings throughout the entire bankruptcy process.  WFFA’s recovery department, located in Kansas City, Missouri, manages post charge-off collections.

Compliance Audits

WFFA’s quality assurance and compliance groups conduct regular reviews of underwriting, funding, servicing and collections. The primary objective of the reviews is to identify risks and associated controls and measure compliance with WFFA’s written policies and procedures as well as regulatory matters. Underwriting reviews performed by the quality assurance group include a review of compliance with underwriting and funding policies, completeness of the contract file, collateral value assessment and applicant data investigation. Written reports are distributed to departmental managers for response and follow-up. Results and responses are also reviewed by senior management.

HOW YOU CAN COMPUTE YOUR PORTION OF THE
AMOUNT OUTSTANDING ON THE NOTES

The master servicer will provide in each report that the indenture trustee delivers to the holders of the notes a factor that can be used to compute your portion of the principal amount outstanding on the notes.

The master servicer will compute a separate factor for each class of notes.  The factor for each class of notes will be a seven-digit decimal which the master servicer will compute with respect to such class of notes indicating the remaining outstanding principal amount of such class of notes, as of the applicable Payment Date.  The master servicer will compute the factor after giving effect to payments to be made on such Payment Date, as a fraction of the initial outstanding principal amount of such class of notes.

For each note you own, your portion of that class of notes is the product of:

·

the original denomination of your note; and

·

the factor relating to your class of notes computed by the master servicer in the manner described above.

Each of the factors described above will initially be 1.0000000.  They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes.  These reductions over time will be as a result of scheduled payments, prepayments, purchases of the receivables by an originator, the transferor or the master servicer and liquidations of the receivables.

MATURITY AND PREPAYMENT CONSIDERATIONS

Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under “Weighted Average Life of the Securities” in the attached prospectus.  If the notes are accelerated upon the occurrence and during the continuation of certain Events of Default under the indenture, principal payments will be made as described under “The Indenture—Events of Default; Rights Upon Event of Default—Priority of Payments May Change Upon Certain Events of Default.”

As the rate of payment of principal of each class of notes depends on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than its respective Final Scheduled Payment Date.

See “Risk Factors—Your yield to maturity may be reduced by prepayments,” “Risk Factors—Your notes may not be repaid on their final scheduled payment date” and “Risk Factors—Payment priorities increase risk of loss or delay in payment to some classes of notes” for a discussion of maturity and prepayment considerations.

Also see “The Receivables Pool” in this prospectus supplement and “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” in the attached prospectus.

USE OF PROCEEDS

The net proceeds from the sale of the notes will be applied by the seller to purchase the receivables and the other trust property from the transferor.

DESCRIPTION OF THE NOTES

The trust will issue the notes under an indenture to be dated as of the closing date between the trust and JPMorgan Chase Bank, N.A., as indenture trustee.  The seller will file a copy of the indenture with the SEC after the trust issues the notes.  The following information summarizes all material provisions of the notes and the indenture.  The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the attached prospectus.  See “Description of the Notes” and “Certain Information Regarding the Securities” in the attached prospectus.  If the summary in this prospectus supplement differs in any way from the description in the attached prospectus, you should rely on the summary in this prospectus supplement.

Payments of Interest

Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes set forth on the cover of this prospectus supplement and will be payable to the noteholders on each Payment Date.  The trust will make payments to the noteholders as of each Record Date from amounts on deposit in the Interest Distribution Account.

Calculation of Interest.  Interest will accrue during each Interest Period and will be calculated on the various classes of notes as follows:

·

Actual/360.  Interest on the Class A-1 Notes will be calculated on the basis of actual number of days elapsed and a 360-day year.

·

30/360.  Interest on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes will be calculated on the basis of a 360-day year of consisting of twelve 30-day months.

·

Unpaid Interest Accrues.  Interest accrued as of any Payment Date, but not paid on such Payment Date, will be due on the next Payment Date, together with interest on such amount at the applicable interest rate (to the extent lawful).

The Trust Will Pay Interest Pro Rata to Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due.  The amount available for interest payments on the notes could be less than the amount of interest payable on the notes on any Payment Date.  In that event, the noteholders will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the notes.  Each such class’ ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the noteholders.

Payments of Principal

The trust will generally make principal payments to the noteholders on each Payment Date in an amount equal to the sum of the First Principal Distribution Amount and the Second Principal Distribution Amount to the extent of funds on deposit in the Principal Distribution Account.

The trust will deposit amounts into the Principal Distribution Account to pay principal on the notes from Available Funds and amounts, if any, from the Reserve Account, in accordance with the priorities described in “Description of the Sale and Servicing Agreement—Distributions” in this prospectus supplement.

Priority of Principal Repayments.  Principal payments will generally be made sequentially on each Payment Date from amounts on deposit in the Principal Distribution Account, in the following order of priority:

·

to the notes, in the following order of priority:

·

first to the Class A-1 Notes until paid in full;

·

second to the Class A-2 Notes until paid in full;

·

third to the Class A-3 Notes until paid in full; and

·

fourth to the Class A-4 Notes until paid in full; and

·

any remaining amounts to the certificateholders.

Notes Might Not Be Repaid on Their Final Scheduled Payment Dates.  The principal amounts of any class of notes, to the extent not previously paid, will be due on the Final Scheduled Payment Date relating to that class of notes.  Those dates are listed on the cover of this prospectus supplement.  The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than its Final Scheduled Payment Date based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and “Weighted Average Life of the Securities” in the attached prospectus.

Optional Redemption

All outstanding notes will be redeemed in whole, but not in part, on any Payment Date on which the master servicer exercises its option to purchase the receivables.  The master servicer may purchase the receivables when the Pool Balance is equal to or less than 10% of the initial Pool Balance, as described in the attached prospectus under “Certain Matters Regarding the Servicer—Termination.”  The redemption price for the receivables will be equal to the sum of the Pool Balance, plus accrued and unpaid interest on the receivables and unpaid fees; provided that the redemption price is sufficient to repay all outstanding principal and accrued and unpaid interest on the notes and unpaid fees.

Delivery of Notes

The notes will be issued in the minimum denomination of $5,000, and in integral multiples of $1,000 in excess thereof, on or about the closing date in book entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

We have summarized below the material terms of the sale and servicing agreement.  We have filed a form of the sale and servicing agreement as an exhibit to the registration statement.  The trust will file a copy of the actual sale and servicing agreement with the SEC after it issues the notes.  This summary is not a complete description of all of the provisions of the sale and servicing agreement and it is subject to all of the provisions of the sale and servicing agreement.

Sale and Assignment of the Receivables

You can find information about the transfer of the receivables from the originators to WFFA, from WFFA to the transferor, from the transferor to the seller and from the seller to the trust on the closing date in the attached prospectus under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets.”

Optional Purchase

The transferor has an option to purchase, as of the last day of any Collection Period, receivables in the aggregate that constitute up to 2.00% of the aggregate principal balance of the receivables as of the cut-off date.  The purchase price for those receivables will be equal to the aggregate principal balance of those purchased receivables plus accrued and unpaid interest on those receivables.

Accounts

In general, the master servicer will be permitted to retain collections on the receivables until the Business Day preceding any Payment Date.  However, the master servicer will be required to remit collections received with respect to the receivables no later than the second Business Day after receipt to the Collection Account if there is an Event of Servicing Termination, if the initial master servicer is no longer the master servicer or if one of the other conditions set forth in the sale and servicing agreement is not met.  See “Description of the Transfer and Servicing Agreements—Collections” in the attached prospectus.  In addition to the Collection Account referred to under “Description of the Transfer and Servicing Agreements—Trust Accounts” in the attached prospectus, the master servicer will establish the Note Distribution Account, the Reserve Account, the Interest Distribution Account and the Principal Distribution Account.

Reserve Account

On the closing date, the Reserve Account will be created with an initial deposit by the seller of $30,534,351.15.  The Reserve Account will be funded on each Payment Date as described under “Distributions—Priority of Payments” below, until the amount on deposit in the Reserve Account equals the Reserve Account Required Amount.  Funds will be withdrawn from the Reserve Account on any Payment Date if, and to the extent that, the Available Funds for the related Collection Period is less than the Total Required Payment payable on such Payment Date and such difference will be deposited into the Collection Account.

On each Payment Date on which the amount on deposit in the Reserve Account is less than the Reserve Account Required Amount, the indenture trustee (based upon the instructions of the master servicer) will deposit into the Reserve Account from the Collection Account amounts, if any, remaining in the Collection Account after payment on such date of amounts senior under “Distributions—Priority of Payments” below, until the amount on deposit therein equals the Reserve Account Required Amount.  Amounts in the Reserve Account on any Payment Date (after giving effect to all distributions to be made on such Payment Date) in excess of the Reserve Account Required Amount for such Payment Date will be deposited into the Collection Account and treated as Available Funds.

Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the master servicer in Eligible Investments, and investment earnings — net of losses and investment expenses — therefrom will be deposited into the Collection Account on each Payment Date.  Eligible Investments are generally limited to obligations or securities that mature on or before the next Payment Date.  However, to the extent each rating agency rating the notes confirms that such actions will not adversely affect its ratings of the notes, funds in the Reserve Account may be invested in securities that will not mature prior to the next Payment Date with respect to such notes and will not be sold to meet any shortfalls.

Subservicing

The master servicer will enter into a subservicing agreement with the subservicer pursuant to which the subservicer will perform all or substantially all of the duties and obligations of the master servicer.  Certain of the subservicer’s obligations will be performed through its subsidiaries.

Servicing Compensation and Expenses

The master servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to the sum of (1) product of one-twelfth of 2.00% per annum and the Pool Balance and (2) a supplemental servicing fee equal to late fees, extension fees and other fees.  The servicing fee, together with any portion of the servicing fee that remains unpaid from prior Payment Dates, will be payable on each Payment Date from funds on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date, including funds, if any, deposited into the Collection Account from the Reserve Account.  See “Description of the Transfer and Servicing Agreements—Servicing Compensation and Payment of Expenses” in the attached prospectus.  All fees of the subservicer will be the sole responsibility of the master servicer.

Rights Upon an Event of Servicing Termination

Upon the occurrence of certain events with respect to the master servicer set forth under “Certain Matters Regarding the Servicer—Servicer Default” in the attached prospectus, the indenture trustee and the noteholders will have the rights set forth in the attached prospectus.  If an Event of Servicing Termination occurs and remains unremedied, the indenture trustee may, and at the direction of the holders of not less than a majority of the outstanding principal amount of the notes will, remove the master servicer without the consent of any of the other noteholders.

Waiver of Past Events of Servicing Termination

If an Event of Servicing Termination occurs, the holders of a majority of the outstanding principal amount of the notes, subject to the exceptions provided in the sale and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other noteholders.

Distributions

Deposits to the Collection Account and Determination of Available Collections.  On or before each Payment Date, the master servicer will cause all collections on receivables and other amounts constituting the Available Collections to be deposited into the Collection Account.  On or before each Payment Date, the master servicer will notify the indenture trustee to make a withdrawal from the Reserve Account and deposit into the Collection Account an amount, if any, equal to the Reserve Account Transfer Amount.

On each Determination Date, the master servicer will determine the amount in the Collection Account for distribution on the related Payment Date and will notify the indenture trustee in writing.  Payments to noteholders will be made on each Payment Date in accordance with that determination.

Priority of Payments.  On the Business Day preceding each Payment Date, except as set forth above under “The Indenture—Events of Default; Rights Upon Event of Default—Priority of Payments May Change Upon Certain Events of Default,” the master servicer will instruct the indenture trustee to make the following deposits and distributions to be made on the Payment Date, to the extent of amounts on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date, including funds, if any, deposited into the Collection Account from the Reserve Account, in the following order of priority:

(1)

to the master servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(2)

to the indenture trustee and the owner trustee, all accrued and unpaid fees and reasonable expenses; provided, however, that expenses payable to the indenture trustee and the owner trustee pursuant to this clause shall be limited to $150,000 per annum in the aggregate;

(3)

to the Interest Distribution Account, the Noteholders’ Interest Distribution Amount;

(4)

to the Principal Distribution Account, the First Principal Distribution Amount;

(5)

to the Reserve Account, an amount sufficient to cause the amount on deposit in the Reserve Account to equal the Reserve Account Required Amount;

(6)

to the Principal Distribution Account, the Second Principal Distribution Amount;

(7)

to the indenture trustee and the owner trustee, all accrued and unpaid fees and reasonable expenses not previously paid pursuant to clause (2) above; and

(8)

to the certificateholders, any funds remaining on deposit in the Collection Account.

Amendment

Notwithstanding anything to the contrary set forth under “Certain Matters Regarding the Servicer—Amendment,” in the attached prospectus, the sale and servicing agreement may be amended by the seller and the master servicer without the consent of the indenture trustee, any noteholder or certificateholder, the trust or the owner trustee; provided, that such amendment will not, in the opinion of counsel delivered to the owner trustee and the indenture trustee, adversely and materially affect the interests of any noteholder or certificateholder; provided, further, that such amendment will be deemed not to materially and adversely affect the interests of any noteholder or certificateholder, and no opinion of counsel will be required, if none of the rating agencies rating such notes, within 10 days after receipt of notice of such amendment, shall have notified the seller, the master servicer, the indenture trustee or the owner trustee in writing that such amendment will result in a reduction, qualification or withdrawal of the then current rating of the notes.

Any term or provision of the sale and servicing agreement may be amended by the seller and the master servicer, but without the consent of the indenture trustee, any noteholder or certificateholder, the trust, the owner trustee or any other person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the seller, the master servicer or any of their affiliates to comply with, or obtain more favorable treatment under, any law or regulation or any accounting rule or principle; provided that none of the rating agencies rating such notes, within 10 days after receipt of notice of such amendment, shall have notified the seller, the master servicer, the indenture trustee or the owner trustee in writing that such amendment will result in a reduction, qualification or withdrawal of the then current rating of the notes.

The sale and servicing agreement may also be amended from time to time by the parties to the sale and servicing agreement with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) reduce the interest rate or principal amount of any note or delay any Payment Date or Final Scheduled Payment Date of any note or (2) reduce the aforesaid percentage of the notes or certificates, the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates.

THE INDENTURE

Events of Default; Rights Upon Event of Default

Upon the occurrence and continuation of any Event of Default set forth under “Description of the Notes—Provisions of the Indenture—Events of Default; Rights Upon Event of Default” in the attached prospectus, the noteholders will have the rights set forth in the attached prospectus.  The indenture trustee or the holders of a majority of the outstanding principal amount of the notes may declare the principal of such notes to be immediately due and payable.

Such declaration may be rescinded by the holders of a majority of the outstanding principal amount of the notes if both of the following occur:

·

the master servicer has paid or deposited with the indenture trustee enough money to pay:

·

all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

·

all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, indemnities, disbursements and advances of the indenture trustee and its agents and counsel; and

·

all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

Any such rescission could be treated, for United States federal income tax purposes, as a constructive exchange of such notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

In addition, if the Event of Default relates to a default by the trust in observing or performing any material covenant or agreement — other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture — the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

In determining the sufficiency or insufficiency of proceeds with respect to the three immediately preceding paragraphs, the indenture trustee may, but is not required to, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the receivables for such purpose.  All costs and expenses incurred in obtaining such opinion shall be payable from amounts held in the Collection Account.

If an Event of Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of any notes if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request.  Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority of the outstanding principal amount of the notes may, in certain cases, waive any Event of Default.  However, a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes requires the consent of all holders of all of the outstanding notes.  Any such waiver could be treated, for United States federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

Priority of Payments May Change Upon Certain Events of Default.  Following the occurrence and during the continuation of an Event of Default described in clause (1), (2) or (5) under “Description of the Notes—Provisions of the Indenture—Events of Default; Rights Upon Event of Default” in the attached prospectus which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any Event of Default, the priority of payments changes.  In particular, payments will be made on each Payment Date following an acceleration of the notes, in the following order of priority:

(1)

to the master servicer, all due and unpaid Servicing Fees;

(2)

to the indenture trustee and the owner trustee, all accrued and unpaid fees and reasonable expenses; provided, however, that expenses payable to the indenture trustee and the owner trustee pursuant to this clause shall be limited to $250,000 per annum in the aggregate;

(3)

to the noteholders, all due and unpaid interest on the notes, ratably;

(4)

to the holders of the Class A-1 Notes, all due and unpaid principal on the Class A-1 Notes until such principal amount is paid in full;

(5)

to the holders the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, ratably, all due and unpaid principal on such classes of notes, until such principal amount is paid in full;

(6)

to the indenture trustee and the owner trustee, all accrued and unpaid fees and reasonable expenses not previously paid pursuant to clause (2) above; and

(7)

to the certificateholders, all remaining amounts.

Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes, the trust will continue to pay interest on and principal of the notes on each Payment Date in the manner set forth in “Description of the Sale and Servicing Agreement—Priority of Payments” in this prospectus supplement, until a liquidation, if any, of the receivables.

The Indenture Trustee

JPMorgan Chase Bank, N.A., is the indenture trustee under the indenture.  JPMorgan Chase Bank, N.A. is a national banking association and its principal offices are 4 New York Plaza, 6th Floor, New York, New York 10004.

DESCRIPTION OF THE ADMINISTRATION AGREEMENT

Wells Fargo Financial, Inc., in its capacity as administrator, will enter into the administration agreement.  The administrator will perform certain administrative duties on behalf of the trust.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Information regarding the material legal aspects of the receivables is set forth under “Certain Legal Aspects of the Receivables” in the attached prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

PROSPECTIVE NOTEHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INTERESTS IN THE NOTES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

The opinions expressed herein are based upon the Internal Revenue Code of 1986, as amended, and on Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities are subject to change, possibly with retroactive effect. The opinions expressed below cover matters that are not directly or definitively addressed by such authorities.

Based upon and subject to the foregoing and to assumptions set forth in its tax opinion to be delivered on the closing date, and assuming compliance with all of the provisions of the transaction documents, McKee Nelson LLP, special tax counsel to the trust, is of the opinion that for federal income tax purposes (a) the notes will be treated as indebtedness and (b) the trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation. Each noteholder, by the acceptance of a note, will agree to treat the notes as debt for federal income tax purposes.

Opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge the above conclusions. Moreover, no ruling will be sought from the IRS with respect to the transaction described herein. All potential investors are advised to review “Material Federal Income Tax Consequences—Tax Consequences to Note Owners” in the attached prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes for federal income tax purposes.

We do not anticipate issuing notes with any original issue discount.  See “Material Federal Income Tax Consequences—Tax Consequences to Note Owners—Original Issue Discount” in the accompanying prospectus.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.70% ABS.  No representation is made that the receivables will prepay at such a rate or at any other rate.  See “The Receivables Pool—Weighted Average Life of the Notes” in this prospectus supplement.

STATE TAX MATTERS

Because of the variation in each state’s and locality’s tax laws, it is impossible to predict the tax classification of the trust or the tax consequences to the trust onto the holders of notes in all of the state and local taxing jurisdictions in which they may be subject to taxation.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s particular tax situation. We suggest that prospective investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

Section 406 of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes taxes on, certain transactions between a pension, profit-sharing or other employee benefit plan (including a “Keogh” plan) or an individual retirement account (we refer to each of these entities as a Benefit Plan) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for persons who participate in the transactions or the fiduciaries of the Benefit Plan. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified and in accordance with governing plan documents.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction rules of ERISA and the Code.  However, any of those plans that are qualified and exempt from tax under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction provisions of Section 503 of the Code.  Moreover, such plans may be subject to other federal laws or to state laws that impose restrictions substantially similar to those of ERISA or the Code.

Certain transactions involving the purchase, holding and servicing of the receivables might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. If a Benefit Plan purchases notes, under a regulation issued by the United States Department of Labor (the regulation is known as the plan asset regulations), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an equity interest in the trust and none of the exceptions contained in the plan assets regulation is applicable. An “equity interest” is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The seller believes that the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. However, without regard to whether the notes are treated as equity interests for these purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In that case, certain exemptions from the prohibited transaction rules could be applicable depending on the type of Benefit Plan involved and the circumstances of the plan fiduciary’s decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption (PTCE) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”.  These exemptions are known as the investor-based exemptions.

The notes may be acquired by or with plan assets of employee benefit plans (as defined in Section 3(3) of ERISA) or plans as described in Section 4975(e)(1) of the Code; provided, however, that each investor that is acquiring a note on behalf of or with plan assets of a Benefit Plan (or a plan subject to similar law) will be deemed to represent on the date it acquires the note and throughout the period that it holds the note that an investor-based exemption will be applicable to the acquisition and holding of the notes (or that its acquisition and holding of the note will not result in a non-exempt violation of similar law).

A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the availability of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. In addition it should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plans’ investment portfolio.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally but not jointly agreed to purchase, the principal amount of notes set forth opposite its name below:

Underwriters	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Deutsche Bank Securities Inc.	$	$	$	$
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Utendahl Capital Partners L.C.
Wells Fargo Brokerage Services, LLC	___________	___________	___________	___________
Total	$230,000,000	$310,000,000	$285,000,000	$175,000,000

In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the notes if any of the notes are purchased.  This obligation of the underwriters is subject to specified conditions precedent set forth in the underwriting agreement.

The seller has been advised by the underwriters that they propose to offer the notes to the public initially at the prices set forth on the cover of this prospectus supplement, and to specified dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession	Reallowance Discount
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%

The notes are a new issue of securities with no established trading market.  The seller has been advised by the underwriters that the underwriters (other than Wells Fargo Brokerage Services, LLC) intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the notes.

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.  Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes.  As a result, the price of the notes may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time.  These transactions may be effected in the over-the-counter market or otherwise.

The seller estimates the total expenses of the offering of notes, excluding underwriting discounts and commissions, will be approximately $__________.

The seller has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Wells Fargo Brokerage Services, LLC is an indirect subsidiary of Wells Fargo & Company and is an affiliate of the master servicer and WFFA.  Wells Fargo Brokerage Services, LLC is not a bank or thrift, and it is solely responsible for its own contractual obligations and commitments.  J.P. Morgan Securities Inc. is an affiliate of JPMorgan Chase Bank, N.A., the indenture trustee.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by WFFA, the master servicer or the transferor in press releases and in oral and written statements made by or with WFFA's, the master servicer's or the transferor's approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of WFFA, the master servicer or the transferor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. WFFA, the master servicer and the transferor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of WFFA, the master servicer or the transferor to control or predict. The forward-looking statements made in this prospectus supplement and in the accompanying prospectus speak only as of the date stated on the cover of this prospectus supplement and the accompanying prospectus, respectively. WFFA, the master servicer and the transferor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

Certain legal matters with respect to the notes will be passed upon for the seller and the underwriters by McKee Nelson LLP.  Certain federal tax matters will be passed upon for the trust and for Wells Fargo Financial Acceptance, Inc., by McKee Nelson LLP.  Certain legal matters with respect to the transferor, master servicer and originators will be passed on by Mayer, Brown, Rowe & Maw LLP.

GLOSSARY OF TERMS

“Available Collections” means, for any Payment Date, the sum of the following amounts with respect to the Collection Period preceding such Payment Date:

·

all payments collected with respect to the receivables;

·

all Liquidation Proceeds attributable to receivables which became Defaulted Receivables during such Collection Period in accordance with the subservicer’s customary servicing procedures, and all recoveries in respect of Defaulted Receivables which were written off in prior Collection Periods;

·

the purchase amount received with respect to each receivable that became a purchased receivable during such Collection Period; and

·

partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit, life or disability insurance premiums;

provided, however, that in calculating the Available Collections the following will be excluded: (1) all payments and proceeds, including Liquidation Proceeds, of any receivables the purchase amount of which has been included in the Available Collections in a prior Collection Period and (2) amounts consisting of any late, and other administrative fees and expenses payable to the master servicer as part of the Servicing Fee.

“Available Funds” means, for any Payment Date, the sum of the Available Collections for such Payment Date, any amounts on deposit in the Reserve Account on such Payment Date in excess of the related Reserve Account Required Amount and any investment earnings accrued in the Reserve Account since the prior Payment Date.

“Business Day” means a day that is not a Saturday or a Sunday and that in the States of New York, Iowa and Pennsylvania and the state in which the corporate trust office of the owner trustee or the indenture trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means an account maintained at the indenture trustee, held in the name of the indenture trustee, into which the master servicer is required to deposit collections on the receivables.

“Collection Period” means each calendar month during the term of the sale and servicing agreement.  With respect to any Determination Date or Payment Date, the “related Collection Period” or the “preceding Collection Period” means the Collection Period preceding the month in which such Determination Date or Payment Date occurs.

“Defaulted Receivable” means, with respect to any Collection Period, a receivable (other than a purchased receivable) as to which (a) greater than 10% of a payment due is 121 or more days contractually past due and WFFA has not repossessed the related finance vehicle, (b) WFFA has, in accordance with its customary servicing practices, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 30 days, whichever occurs first, (c) greater than 10% of a payment is 61 or more days contractually past due and the records of WFFA indicate that the related obligor has been the subject of a pending bankruptcy or insolvency proceeding for a period of at least two consecutive calendar months and WFFA has not repossessed the related financed vehicle or (d) WFFA has, in accordance with its customary servicing practices, determined that such receivable has or should be written off as uncollectible; provided, however, that this definition may be modified in accordance with modifications to WFFA’s customary servicing practices.

“Determination Date” means, with respect to any Collection Period, two Business Days preceding the related Payment Date.

“Eligible Investments” means any one or more of the following types of investments:

·

direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

·

demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the seller, master servicer, indenture trustee or owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by United States federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+, from Moody’s of P-1, and if rated by Fitch, from Fitch of F1+;

·

commercial paper (including commercial paper of any affiliate of the master servicer) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+, from Moody’s of P-1, and if rated by Fitch, from Fitch of F1+;

·

investments in money market funds (including funds for which the indenture trustee, owner trustee or master servicer or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G, from Moody’s of Aaa, and if rated by Fitch, from Fitch of AAA;

·

bankers’ acceptances issued by any depository institution or trust company referred to in the second bullet point above;

·

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above;

·

shares in any money market mutual fund registered under the Investment Company Act of 1940, as amended, that is rated in the highest rating category by either Moody’s and Standard & Poor’s, and if rated by Fitch, the highest rating category by Fitch; and

·

any other investment with respect to which each rating agency has provided written notice that such investment would not cause such rating agency to downgrade or withdraw its then current rating of any class of notes.

“Event of Default” means an event of default under the indenture, as described in “Description of the Notes—Provisions of the Indenture—Events of Default; Rights upon Event of Default” in the attached prospectus.

“Event of Servicing Termination” consists of any of the events specified under “Certain Matters Regarding the Servicer—Servicer Defaults” in the attached prospectus.

“Final Scheduled Payment Date” for each class of notes means the respective dates set forth on the cover of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

“First Principal Distribution Amount” means, with respect to any Payment Date, the amount, if any, required to reduce the outstanding principal amount of the notes to an amount equal to the product of (1) 65.50% and (2) the Pool Balance; provided, however, that the First Principal Distribution Amount on the Final Scheduled Payment Date for each class of notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of such class of notes to zero.

“Interest Distribution Account” means the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to the sale and servicing agreement.

“Interest Period” means, with respect to any Payment Date (i) for the Class A-1 Notes, from and including the prior Payment Date (or, in the case of the first Payment Date, from and including the closing date) to, but excluding, the current Payment Date, and (ii) with respect to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, from and including the 15th day of the preceding Collection Period (or, in the case of the first Payment Date, from and including the closing date) to, but excluding, the 15th day of the month of the current Payment Date.

“Liquidation Proceeds” means, with respect to any receivable that has become a Defaulted Receivable, (a) insurance proceeds received by the master servicer or the subservicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the master servicer or the subservicer in connection with such Defaulted Receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the master servicer or the subservicer (from whatever source, including proceeds of a sale of the financed vehicle, a deficiency balance recovered after the charge-off of the related receivable or as a result of any recourse against the related dealer) on such Defaulted Receivable net of any expenses incurred by the master servicer or the subservicer in connection with such Defaulted Receivable and any payments required by law to be remitted to the related obligor.

“Noteholders’ Interest Distribution Amount” means the sum of (1) the aggregate amount of interest accrued for the related Interest Period on each class of notes at its respective interest rates on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the noteholders on the preceding Payment Date; and (2) the excess, if any, of the amount of interest payable to the noteholders on prior Payment Dates over the amounts actually paid to the noteholders on those prior Payment Dates, plus interest on any such shortfall to the extent permitted by law.

“Note Distribution Account” means the account designated as such, established and maintained at the indenture trustee as such pursuant to the sale and servicing agreement.

“Payment Date” means the date on which the trust will pay interest on and principal of the notes, which will be the fifteenth day of each month or, if any such day is not a Business Day, on the next Business Day.  The first Payment Date will be July 15, 2005.

“Pool Balance” will represent the aggregate outstanding principal balance of the receivables at the end of the preceding Collection Period, or in the case of the first Collection Period, the cut-off date, after giving effect to all payments received from obligors, Liquidation Proceeds and purchase amounts to be remitted for such Collection Period and all realized losses during such Collection Period.

“Principal Distribution Account” means the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to the sale and servicing agreement.

“Record Date” with respect to any Payment Date means the day immediately preceding the Payment Date or, if the notes are issued as definitive notes, the last day of the preceding month.

“Reserve Account” means an account, maintained at the indenture trustee held in the name of the indenture trustee for the benefit of the noteholders, into which the indenture trustee, as instructed by the master servicer pursuant to the provisions of the sale and servicing agreement, may make the deposits and withdrawals specified in the attached prospectus and this prospectus supplement.

“Reserve Account Required Amount” means, with respect to any Payment Date, the lesser of (1) the greater of (a) $22,900,763.36 (1.50% of the Pool Balance as of the cut-off date) and (b) 2.00% of the Pool Balance and (2) the then outstanding principal amount of the notes.

“Reserve Account Transfer Amount” means, with respect to any Payment Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Payment Date, and (b) the amount, if any, by which (1) the Total Required Payment for such Payment Date exceeds (2) the Available Funds for such Payment Date.

“SEC” means the Securities and Exchange Commission.

“Second Principal Distribution Amount” means, with respect to any Payment Date, the amount, if any, required to reduce the outstanding principal amount of the notes (after giving effect to payments pursuant to clause (4) of “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments” in this prospectus supplement) to an amount equal to the product of (1) 62.50% and (2) the Pool Balance.

“Servicing Fee” means, for each Collection Period, an amount equal to the sum of (1) the product of one-twelfth of 2.00% per annum and the Pool Balance and (2) a supplemental servicing fee equal to late fees, extension fees and other fees collected during such Collection Period.

“Total Required Payment” means, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the fees payable to the indenture trustee and the owner trustee, the accrued and unpaid interest on the notes, and the First Principal Distribution Amount; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the notes has been paid in full, the Total Required Payment shall mean the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the fees and expenses payable to the indenture trustee and the owner trustee, the accrued and unpaid interest on the notes, and the amount necessary to reduce the outstanding principal amount of the notes to zero.

“WFFA” means Wells Fargo Financial Acceptance, Inc. and its successors and assigns.

PROSPECTUS

ACE SECURITIES CORP.

Company

Asset Backed Certificates

Asset Backed Notes

(Issuable in Series)

Auto Receivables and Receivables Securities Trusts

____________________

The Trust:

Each trust will be established to hold assets transferred to it by ACE Securities Corp.  The assets in each trust will generally consist of one or more of the following:

1.  One or more pools of

·

motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles, and snowmobiles, vans, trucks, buses and/or trailers, and security interests in the vehicles financed by the motor vehicle installment loan agreements or retail installment sale contracts,

·

private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

2.  Government Securities;

3.  All monies due under the above assets, which may be net of amounts payable to the servicer; and

4.  Funds or accounts established for the related trust, or one or more forms of enhancement.

The assets in your trust are specified in the prospectus supplement for that particular trust, while the types of assets that may be included in a trust, whether or not in your trust, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the securities pursuant to a prospectus supplement.  The securities will be grouped into one or more series, each having its own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust that the series relates to.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The date of this prospectus is June 7, 2005

TABLE OF CONTENTS

Risk Factors

3

The Trusts

8

The Trustee

9

The Receivables Pools

9

The Collateral Certificates

11

The Government Securities

13

Weighted Average Life of the Securities

23

Pool Factors and Trading Information

23

The Seller and the Servicer

24

Use of Proceeds

24

Description of the Notes

24

Description of the Certificates

31

Certain Information Regarding the Securities

32

Description of the Transfer and Servicing Agreements

36

Certain Matters Regarding the Servicer

45

Certain Legal Aspects of the Receivables

48

Material Federal Income Tax Consequences

53

State and Local Tax Considerations

73

ERISA Considerations

74

Plan of Distribution

80

Legal Matters

80

Prospectus Supplement

81

Reports to Securityholders

81

Available Information

81

Incorporation of Certain Documents by Reference

82

INDEX OF TERMS

83

Annex I - Global Clearance, Settlement and Tax Documentation Procedures

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates and the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.

Limited Liquidity May Result in Delays in Your Ability to Sell securities or Lower Returns

There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop.  If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series.  Deutsche Bank Securities Inc. presently expects to make a secondary market in the securities, but has no obligation to do so.  Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Limited Assets for Payments - No Recourse to Company, Seller or Servicer

The company does not have, nor is it expected to have, any significant assets.  The securities of a series will be payable solely from the assets of the trust fund for that series.  Except for any related insurance policies or credit support, there will be no recourse to the company or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series.  Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

The only obligations, if any, of the company with respect to the securities of any series will be with respect to its breach of specific representations and warranties.  The company does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty.  If, for example, the company were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases.  If the company does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

Limits on Enhancement May Result in Losses to You

Although we intend the enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement.  In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

Timing and Rate of Prepayments May Result in Lower Yield

The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payments of principal of the receivables or of the underlying receivables relating to the private securities.  The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

·

the extent of prepayments, which may be influenced by a variety of factors,

·

the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

·

the exercise of any right of optional termination.

Prepayments may also result from repurchases of receivables or underlying receivables, as applicable, due to material breaches of the seller’s or the company’s representations or warranties.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement.  In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of Subordinated Securities

To the extent specified in the applicable prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series.  Any subordinated securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.

Potential Lack of Security

The company will assign security interests in the financed vehicles securing the receivables to the related trust. Due to administrative burden and expense, however, we will not cause the certificates of title to the financed vehicles to be amended to reflect the assignment to the trust unless otherwise specified in the prospectus supplement. In the absence of amendment, a trust may not have a perfected security interest in the financed vehicles securing the receivables in some states. If a trust does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

Risk of Commingling

We will require the servicer to deposit all payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments.  However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.

Removal of a Servicer After a Servicer Default

The related prospectus supplement may provide that with respect to a series of securities issued by an owner trust, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

Book-Entry Registration--Beneficial Owners Not Recognized by Trust

Issuance of the securities in book-entry form may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates.  Since transactions in the securities can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities.

You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

The Failure of the Receivables to Comply with Consumer Protection Laws May Result in Losses on Your Investment

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. Although the liability of the issuer to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuer, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuer to the obligor for violations of applicable Federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The related originator may be obligated to repurchase from the issuer any receivable that fails to comply with these legal requirements. If the related originator fails to repurchase that receivable, you might experience delays or reductions in payments on your securities. See “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

The Application of the Servicemembers Civil Relief Act May Lead to Delays in Payment or Losses on Your Securities

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your securities.  In some circumstances, the Servicemembers Civil Relief Act, as amended, and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during, and in certain circumstances, after the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities. See “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

The Trusts

With respect to each series of securities, ACE Securities Corp. will establish a separate trust (each, a “Trust”) pursuant to a trust agreement (a “Trust Agreement”) between the company and the related trustee or pooling and servicing agreement (a “Pooling and Servicing Agreement”) among the company, the servicer and the trustee for the related Trust, as applicable, for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Precomputed Receivables on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables, Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related prospectus supplement. The property of each Trust may also include:

·

amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a “Sale and Servicing Agreement”) among the company, the servicer and the related Trust or Pooling and Servicing Agreement, as applicable, and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;

·

security interests in vehicles financed by the Receivables (the “Financed Vehicles”) and any other interest of a seller in the Financed Vehicles;

·

the rights to proceed from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or the obligors, as the case may be;

·

any property that has secured a Receivable and that has been acquired by the applicable Trust; and

·

any and all proceeds of the Primary Assets or the foregoing.

To the extent specified in the related prospectus supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the trustee for the benefit of holders of the related securities.

The servicer specified in the related prospectus supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for these services. See “Description of the Transfer and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus and “Description of the Transfer and Sale and Servicing Agreement—Servicing Compensation” in the related prospectus supplement. To facilitate the servicing of Receivables and unless otherwise specified in the related prospectus supplement, each seller and each trustee will authorize the servicer to retain physical possession of the Receivables held by each Trust and other documents relating to possession of the Receivables as custodian for each Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of an amendment, a Trust may not have a perfected security interest in some of the Financed Vehicles in some states. See “Certain Legal Aspects of the Receivables” and “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”. In the case of Primary Assets consisting of Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, the trustee specified in the related prospectus supplement will manage the Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities.

If the protection provided to (1) holders of notes issued by an owner trust by the subordination of the related certificates and by the Reserve Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Reserve Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates, the Government Securities, and the Private Label Custody Receipt Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Trust’s not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement” and “Certain Legal Aspects of the Receivables”.

The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.

The Trustee

The trustee for each Trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

The Receivables Pools

The motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles and snowmobiles, vans, trucks, buses and/or trailers (the “Receivables”) in a Receivables Pool have been or will be originated or acquired by a seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related prospectus supplement.

The Receivables to be sold to each Trust will be selected from a seller’s portfolio for inclusion in a Receivables Pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each Receivable

·

is secured by a new or used vehicle,

·

was originated or acquired, either from a motor vehicle dealer or a financial institution, by the seller,

·

provides for level monthly payments, except for the last payment, which may be different from the level payments, that, unless otherwise provided in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable,

·

is a Precomputed Receivable or a Simple Interest Receivable and

·

satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed by the seller to be adverse to Securityholders were or will be used in selecting the Receivables.

“Precomputed Receivables” consist of either (1) monthly actuarial receivables (“Actuarial Receivables”) or (2) receivables that provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method, similar to the “Rule of 78s” (“Rule of 78S Receivables”). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

“Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.  Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable allocable to “unearned” add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

To the extent provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.

Information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Receivables, the portion of each Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of each Receivables Pool secured by new vehicles and by used vehicles.

Delinquencies, Repossessions and Net Losses

Information concerning the experience of a seller pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information.

New and Used Financed Vehicles

The extension of credit to an obligor on a Receivable is based on an assessment of an applicant’s ability to repay the amounts due on the Receivable and the adequacy of the related Financed Vehicle. An assessment generally does not distinguish between new or used vehicles. Rather, the amount advanced under a motor vehicle loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related prospectus supplement. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive dealers Association Used Car Guide, the National Auto Research Division Black Book or any other industry guide as specified in the related prospectus supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. The maximum age of any used motor vehicle acceptable as collateral generally is ten model years. Additional information with respect to delinquencies, repossessions and net losses with respect to Receivables secured by new or used Financed Vehicles will be set forth in each prospectus supplement.

The Collateral Certificates

The primary assets (“Primary Assets”) for a series will include Receivables or Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, Receivables. These Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the securities Act in connection with the offering of a series of securities, which offering, distribution and registration may have been undertaken, or may be undertaken, by the company and/or one or more affiliates of the company, in each case, subject to exceptions which, if applicable, will be described in the related prospectus supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an “Underlying Trust Agreement”).  The servicer (the “Underlying Servicer”) of the underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the “Underlying Trustee”).

The issuer of the Collateral Certificates (the “Underlying Issuer”) will be

·

a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts,

·

a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to the trusts and selling beneficial interests in these trusts, or

·

one of the trusts.

If so specified in the related prospectus supplement, the Underlying Issuer may be the company and/or one or more affiliates of the company.  The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related trust. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.

Enhancement Relating to Collateral Certificates

Enhancement in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

Additional Information

The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the company and the company reasonably believes the information to be reliable:

·

the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;

·

the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;

·

the expected and final maturity of the Collateral Certificates;

·

the interest rate of the Collateral Certificates;

·

the Underlying Issuer, the Underlying Servicer, if other than the Underlying Issuer, and the Underlying Trustee for the Collateral Certificates;

·

characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;

·

the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and

·

the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

The Government Securities

Primary Assets for a series may include, but will not consist entirely of, any combination of

·

receipts or other instruments created under the Department of the Treasury’s Separate Trading of Registered Interest and Principal of securities, or STRIPS, program (“Treasury Strips”), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on particular United States Treasury Bonds (“Treasury Bonds”),

·

Treasury Bonds and

·

other debt securities (“GSEs Bonds”) of United States government sponsored enterprises (“GSEs”; and together with Treasury Strips and Treasury Bonds, collectively, “Government Securities”).

The Government Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Government Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to these securities, and (2) perform a function similar to that described in this prospectus under “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement”. A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

The prospectus supplement for each series of securities the Trust with respect to which contains Government Securities will contain information as to:

(1)

the title and series of each Government Security, the aggregate principal amount, denomination and form of each Government Security;

(2)

the limit, if any, upon the aggregate principal amount of the Government Security;

(3)

the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the Government Security will be payable;

(4)

the rate or rates, or the method of determination of the rate or rates, at which the Government Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)

whether the Government Security was issued at a price lower than the principal amount of that Government Security;

(6)

material events of default or restrictive covenants provided for with respect to the Government Security;

(7)

the rating of the Government Security, if any;

(8)

the issuer of each Government Security;

(9)

the material risks, if any, posed by any Government Securities and issuers of the Government Securities (which risks, if appropriate, will be described in the “Risk Factors” section of the related prospectus supplement); and

(10)

any other material terms of the Government Security.

With respect to a Trust which includes a pool of Government Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Government Securities’ pool, particular material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool. The Government Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuer of the Government Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities.

Treasury Bonds

Treasury Bonds are issued by and are the obligations of the United States of America. Accordingly, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples of these amounts.

Treasury Strips

In general, Treasury Strips are created by separating, or stripping, the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments, generally semiannual, due on the Treasury Bond to which the Treasury Strip relates.

In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under “—Private Label Custody Receipt Securities”), and investment banks no longer sponsor new issues of custodial receipts.

Treasury Strips may be either “serial” or “callable”. A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on the Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount of the Treasury Strip. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. These Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of the Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received on the Treasury Strip. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders of the Treasury Strips in accordance with procedures applicable to the particular issue of the Treasury Strips.

A holder of a private label Treasury Strip, as opposed to a STRIP, cannot enforce payment on that Treasury Strip against the Treasury. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a Treasury Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any private label Treasury Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Treasury Strips. If the company knows that the company of the Treasury Bonds underlying the Treasury Strips is the company or any of its affiliates, the company will disclose that fact in the related prospectus supplement.

GSE Bonds

As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Association (“Freddie Mac”), Student Loan Marketing Association (“Sallie Mae”), REFCO, Tennessee Valley Authority (“TVA”), Federal Home Loan Banks (“FHLB”), to the extent the obligations represent the joint and several obligations of the twelve Federal Home Loan Banks, and Federal Farm Credit Banks (“FFCB”). GSE debt securities are exempt from registration under the securities Act pursuant to Section 3(a)(2) of the securities Act, or are deemed by statute to be so exempt, and are not required to be registered under the Exchange Act. The securities of any GSE, including a GSE Guaranteed Bond, will be included in a Trust only to the extent that (1) its obligations are supported by the full faith and credit of the United States government or (2) the organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to the organization (a “GSE Issuer”). Unless otherwise specified in the related prospectus supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

Unless otherwise specified in the related prospectus supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent (“Fiscal Agent”) for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

GSE Bonds may be subject to particular contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. A GSE’s promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require the GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

The Federal National Mortgage Association

Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thus replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, therefore expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities (“MBS”). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae’s audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone (202) 752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

The Federal Home Loan Mortgage Corporation

Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the “FHLMC Act”). Freddie Mac’s statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages, including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac, by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in those mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac’s audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac’s Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

The Student Loan Marketing Association

Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan (“FFEL”) program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if the obligations are issued by the eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae’s structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae’s audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

The Resolution Funding Corporation

REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the “RTC”). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

The Federal Home Loan Banks

The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the “FHLB”), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable prospectus supplement, questions regarding financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable prospectus supplement, copies of financial reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

Tennessee Valley Authority

TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the “TVA Act”). TVA’s objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA’s audited financial statements. From time to time TVA prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499, Attention: Vice President and Treasurer, telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

Federal Farm Credit Banks

The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the “System”). Through its Banks (“FCBs”) and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the “Farm Credit Act”), and are subject to regulation by a Federal agency, the Farm Credit Administration (the “FCA”). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to some related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act (“Systemwide Debt Securities”). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the “Funding Corporation”).

Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent to the Farm Credit System Annual Information Statement and particular press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable prospectus supplement, this information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302, telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

Private Label Custody Receipt Securities

If so specified in the applicable prospectus supplement, the Trust for a series may include, but will not consist entirely of, any combination of (1) receipts or other instruments, other than Treasury Strips, evidencing ownership of specific interest and/or principal payments to be made on particular Treasury Bonds held by a custodian (“Private Label Custody Strips”) and (2) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on specific Resolution Funding Corporation (“REFCO”) bonds (“REFCO Strips”; and together with Private Label Custody Strips, “Private Label Custody Receipt Securities”). The Private Label Custody Receipt Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to the securities, and (2) perform a function similar to that described in this prospectus under “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement”. A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

The prospectus supplement for each series of securities the Trust with respect to which contains Private Label Custody Receipt Securities will contain information as to:

(1)

the title and series of each Private Label Custody Receipt Security, the aggregate principal amount, denomination and form of each Private Label Custody Receipt Security;

(2)

the limit, if any, upon the aggregate principal amount of each Private Label Custody Receipt Security;

(3)

the dates on which, or the range of dates within which, the principal of, and premium, if any, on, each Private Label Custody Receipt Security will be payable;

(4)

the rate or rates, or the method of determination of the rate or rates, at which each Private Label Custody Receipt Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

(5)

whether each Private Label Custody Receipt Security was issued at a price lower than the principal amount of that Private Label Custody Receipt Security;

(6)

material events of default or restrictive covenants provided for with respect to each Private Label Custody Receipt Security;

(7)

the rating of each Private Label Custody Receipt Security, if any;

(8)

the issuer of each Private Label Custody Receipt Security;

(9)

the material risks, if any, posed by each Private Label Custody Receipt Security and the issuer of each Private Label Custody Receipt Security, which risks, if appropriate, will be described in the “Risk Factors” section of the related prospectus supplement; and

(10)

any other material terms of each Private Label Custody Receipt Security.

With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities’ pool, particular material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool.

The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers of the Private Label Custody Receipt Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities. Each Trust will be provided with an opinion of counsel to the Trust to the effect that the Private Label Custody Receipt Securities included in the Trust are exempt from the registration requirements of the securities Act. A copy of the opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

Private Label Custody Strips

The first “stripping” of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the “strip” at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act (“TEFRA”) which required holders of strips to accrue a portion of the discount toward par annually and report this accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

The shift to “book-entry only” Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would then issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program’s sponsor. As a result, the market that developed for the receipts was segmented.

In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

A holder of a Private Label Custody Strip, as opposed to a STRIP, cannot enforce payment on a Treasury Strip against the Treasury, instead, the holder must look to the custodian for payment. The custodian, and the holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any Private Label Custody Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Private Label Custody Strips. If the company knows that the company of the Treasury Bonds underlying the Private Label Custody Strips is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

REFCO Strips

A REFCO Bond may be divided into its separate components, consisting of: (1) each future semiannual interest distribution (an “Interest Component”); and (2) the principal payment (the “Principal Component”) (each component individually referred to in this prospectus as a “REFCO Strip”). REFCO Strips are not created by REFCO. Instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semiannual interest payment of $1,000 or an integral multiple of $1,000. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

A holder of a REFCO Strip cannot enforce payment on the REFCO Strip against REFCO. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond, can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related prospectus supplement. If the company knows that the company of the REFCO Bonds underlying the REFCO Strips included in the Trust is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

Weighted Average Life of the Securities

The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables and to receivables underlying Collateral Certificates, the term “prepayments” includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the company or a seller or purchased by a servicer for administrative reasons. With respect to securities backed by Government Securities and/or Private Label Custody Receipt Securities, as applicable, the term “prepayments” means the Repurchase Amount of Government Securities and/or Private Label Custody Receipt Securities repurchased by the company or purchased by a servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under some circumstances, the related seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” and “Servicing Procedures”. See also “Certain Matters Regarding the Servicer—Termination” regarding the servicer’s option to purchase Primary Assets from a given Trust.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each Distribution Date since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.

Pool Factors and Trading Information

The “Note Pool Factor” for each class of notes will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable Distribution Date, after giving effect to payments to be made on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of the class of notes. The “Certificate Pool Factor” for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable Distribution Date, after giving effect to distributions to be made on the applicable Distribution Date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder’s portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder’s certificate and (b) the applicable Certificate Pool Factor at the time of determination.

As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities—Statements to Securityholders”.

The Seller and the Servicer

Information with respect to the seller and the servicer will be set forth in the related prospectus supplement.

Use of Proceeds

If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the applicable Trust to the purchase of the Primary Assets from the company or the seller, as applicable. The company will use the portion of the net proceeds paid to it to purchase the Primary Assets.

Description of the Notes

Each owner trust will issue one or more classes of notes pursuant to an indenture (an “Indenture”) between the related owner trust and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor company selected by the Trust, the “Depository”). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the company has been informed by DTC that DTC’s nominee will be Cede unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for distribution to noteholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities”.

Distribution of Principal and Interest

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related Receivable Pool. See “Certain Matters Regarding the Servicer—Termination”.

To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a Distribution Date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See “Description of the Transfer and Servicing Agreements—Distributions” and “—Credit and Cash Flow Enhancement”.

In the case of a series of securities issued by an owner trust that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the prospectus supplement.

If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the Trust to the acquisition of subsequent Receivables or Collateral Certificates during a specified period rather than used to distribute payments of principal to holders of securities during that period.  These securities would then possess an interest only period, also commonly referred to as a “revolving period”, which will be followed by an “amortization period”, during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

Provisions of the Indenture

Events of Default; Rights Upon Event of Default. “Events of Default” in respect of a series of notes under the related Indenture will consist of:

(1)

a default for five days or more in the payment of any interest on any note;

(2)

a default in the payment of the principal of, or any installment of the principal of, any note when the same becomes due and payable;

(3)

a default in the observance or performance of any material covenant or agreement of the related Trust made in the related Indenture and the continuation of any default for a period of 60 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;

(4)

any representation or warranty made by the Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 60 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the Trust by the applicable indenture trustee or to the Trust and the indenture trustee by the holder of 25% of the aggregate outstanding principal amount of the notes;

(5)

particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust or a substantial part of the property of the Trust and

(6)

any other events as may be specified in the prospectus supplement.

The amount of principal required to be paid to noteholders of each series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for the class of notes.

If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any note of the series, unless

·

the holders of all outstanding notes consent to the sale,

·

the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale or

·

the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding principal amount of the notes.

Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

Except to the extent provided in the related prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the related Indenture, unless:

·

the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

·

the holders of not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

·

the holder or holders have offered the indenture trustee reasonable indemnity;

·

the indenture trustee has for 60 days failed to institute a proceeding; and

·

no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the notes of the series.

With respect to any owner trust, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a certificate representing an ownership interest in the Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Trust contained in the applicable Indenture.

No Trust may engage in any activity other than as described in this prospectus or in the related prospectus supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

·

the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

·

the entity expressly assumes the Trust’s obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Trust under the Indenture;

·

no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

·

the Trust has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

·

the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder;

·

any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

·

the Trust has delivered to the related indenture trustee an Officer’s Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

No owner trust will:

·

except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Trust (the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

·

claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Trust;

·

dissolve or liquidate in whole or in part;

·

permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

·

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the Trust or the proceeds of the Trust; or

·

permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics’ or similar lien, in the asset of the Trust.

Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Modification of Indenture. Each trustee and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding note affected by the related supplemental indenture, no supplemental indenture will:

·

change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

·

impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

·

reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

·

modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;

·

reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

·

decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

·

permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the related Indenture.

An owner trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series,

(1)

to cure any ambiguity;

(2)

to correct or supplement any provisions in the Indenture; or

(3)

for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

provided that the action referred to in clause (3) above will not materially and adversely affect the interest of any noteholder.

Annual Compliance Statement. Each owner trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report. If required by the Trust Indenture Act, the indenture trustee for each owner trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the owner trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust will be obligated to appoint a successor indenture trustee for the series. Additionally, the holders of a majority of the outstanding amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. An owner trust may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the owner trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

Description of the Certificates

Each Trust will issue one or more classes of certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related certificates, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the company, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the company has been informed by DTC that DTC’s nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the company, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities”. Any certificate of a series owned by the company, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

Distributions of Principal and Interest

The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement (the “Distribution Date”) and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

Certain Information Regarding the Securities

Book-Entry Registration

If so specified in the related prospectus supplement, DTC will act as securities company for each class of securities offered by this prospectus. Each class of securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only “noteholder” and/or “certificateholder” with respect to a series of securities will be Cede. Beneficial owners of the securities (“Security Owners”) will not be recognized as “noteholders” by the related indenture trustee, as the term is used in each Indenture, or as “certificateholders” by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members (“Participants”).

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (the “UCC”) in effect in the State of New York, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the “Indirect Participants”).

Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC’s nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Except as required by law, none of Deutsche Bank Securities Inc., the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Definitive Securities

If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form (“Definitive notes” and “Definitive certificates”, respectively, and, collectively, “Definitive Securities”) to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

·

the related trustee of a grantor trust or the related indenture trustee in the case of an owner trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related securities and the indenture trustee or trustee, as applicable, is unable to locate a qualified successor,

·

the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or

·

after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final distribution to Securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

Statements to Securityholders

With respect to each series of securities, on or prior to each Distribution Date, the related servicer will prepare and forward to the related indenture trustee or trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:

(1)

the amount of the distribution allocable to principal of each class of securities of the series;

(2)

the amount of the distribution allocable to interest on each class of securities of the series;

(3)

if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

(4)

the outstanding principal balance and Note Pool Factor for each class of notes, if any, and the certificate balance and Certificate Pool Factor for each class of certificates of the series as of the related record date;

(5)

the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions to the balance of the Reserve Account or withdrawals from the Reserve Account or reductions to the Reserve Account to be made on the following Distribution Date; and

(6)

the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related prospectus supplement for the related Collection Period.

Items (1), (2) and (4) above with respect to the notes or certificates of a series will be expressed as a dollar amount per $1,000 of initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered Securityholder a statement containing information for the purposes of the Securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences”.

List of Securityholders

Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

Description of the Transfer and Servicing Agreements

The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

·

each Receivables Purchase Agreement pursuant to which the seller will transfer Receivables to the company,

·

each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, as applicable, may be sold or transferred to the Trust, certificates will be issued, and the servicer will service Receivables and the trustee will manage Government Securities, if any and Private Label Custody Receipt Securities, if any, in the case of a grantor trust,

·

each Sale and Servicing Agreement pursuant to which the company will transfer Receivables to a Trust and the servicer will service Receivables, in the case of an owner trust, or

·

in the case of securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to the Trust, Government Securities and Private Label Custody Receipt Securities may be sold or transferred to the Trust and a trustee will manage Collateral Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any (collectively, the “Transfer and Servicing Agreements”).

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

Sale and Assignment of Primary Assets

In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, a seller will transfer and assign to the company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the “Schedule of Receivables”).

In each Receivables Purchase Agreement the seller will represent and warrant to the company, among other things, that

·

the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;

·

the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the seller’s normal requirements;

·

on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

·

at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the seller;

·

each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

·

any other representations and warranties that may be set forth in the related prospectus supplement.

To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the seller so elects, the last day of the first Collection Period, following the discovery by or notice to the seller of any breach of a representation and warranty of the seller that materially and adversely affects the interests of the related Trust in any Receivable, the seller will be obligated to repurchase the Receivable, unless the seller cures the breach in a timely fashion. The purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable APR to the last day of the month of repurchase (the “Repurchase Amount”). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related trustee and any related indenture trustee for any uncured breach.

On the related closing date, the company will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of Primary Assets to the related Trust, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the company will assign to the related Trust the representations and warranties made by the related seller under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make limited representations and warranties with respect to the other Primary Assets included in the Trust. To the extent that the related seller does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the company will not be required to repurchase the Primary Asset unless the breach also constitutes a breach of one of the company’s representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to that Primary Asset, if any, and the breach materially and adversely affects the interests of the Securityholders in any Primary Asset. Neither the seller nor the company will have any other obligation with respect to the Primary Assets or the securities.

Trust Accounts

With respect to each owner trust, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, (a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the “Collection Account”) and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account”). With respect to each owner trust and grantor trust, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “Certificate Distribution Account”). With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related trustee on behalf of the related certificateholders.

If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the “Payahead Account”), in the name of the related indenture trustee, in the case of an owner trust, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to noteholders or certificateholders. Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the “Trust Accounts”) will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. “Eligible Investments” will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. Unless otherwise and to the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

The Trust Accounts will be maintained as Eligible Deposit Accounts. “Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the company institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. “Eligible Institution” means, with respect to a Trust, (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, (1) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

Pre-Funding

If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) to be established with the trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an “Eligible Investment” is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

(a)

negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence

(1)

obligations which have the benefit of the full faith and credit of the United States of America, including company receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the company receipt,

(2)

demand deposits or time deposits in, or bankers’ acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee’s investment or contractual commitment to invest in the relevant Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than the obligations whose rating is based on collateral or on the credit of a Person other than the institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency,

(3)

certificates of deposit having a rating in the highest rating category from each Rating Agency or

(4)

investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each Rating Agency;

(b)

demand deposits in the name of the trustee in any depositary institution or trust company referred to in clause (a)(2) above;

(c)

commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from each Rating Agency;

(d)

Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency;

(e)

repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and

(f)

any other investment with respect to which each Rating Agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Trust Fund additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

·

the Pre-Funding Period will not exceed 90 days from the related closing date;

·

that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

·

the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued pursuant to a particular offering.

Servicing Procedures

To assure uniform quality in servicing the Receivables and to reduce administrative costs, the company and each Trust will designate the servicer as custodian to maintain possession, as the Trust’s agent, of the related Receivables and any other documents relating to the Receivables. The seller’s and the servicer’s accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting the sale and assignment will be filed.

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the “Final Scheduled Maturity Date” (as the term is defined with respect to any Receivables Pool in the related prospectus supplement). Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See “Certain Legal Aspects of the Receivables”.

Collections

With respect to each Trust, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the period specified in the related prospectus supplement (a “Collection Period”) into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Primary Assets or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the servicer.

Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. Any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the “Payaheads”) will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later Distribution Date on which the Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay the Receivable in full.

Advances

If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a “Precomputed Advance”). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related Receivables Pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a “Simple Interest Advance”, and together with Precomputed Advances, “Advances”). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

Net Deposits

For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under “Collections” above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period. The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

Servicing Compensation and Payment Of Expenses

To the extent provided in the related prospectus supplement, with respect to each Trust the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the “Servicing Fee”) in an amount equal to the percentage per annum specified in the related prospectus supplement (the “Servicing Fee Rate”) of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period. Unless otherwise provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the notes or certificates of any series.

To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer’s normal practices and procedures.

If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or trustee, and generating federal income tax information for the Trust and for the related noteholders and/or certificateholders as well as the Trust’s compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.

Distributions

With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interests on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Enhancement

The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the Securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of these losses, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, Securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of Securityholders of other series.

Reserve Account. If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the company or the seller will establish for a series or class or classes of securities an account (the “Reserve Account”), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the company or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit there of amounts from collections on the Primary Assets. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the company, the seller or to any other entity.

Evidence as to Compliance

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and indenture trustee and/or trustee a statement as to compliance by the Sale and servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Receivables, the servicer’s accounting records and computer files with respect to the servicer’s compliance and other matters.

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and indenture trustee and/or trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer will agree to give each indenture trustee and/or trustee, as applicable, notice of particular Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the Corporate Trust Office for the trustee or indenture trustee specified in the related prospectus supplement.

Statements to trustees and the Trust

Prior to each Distribution Date with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of the series as described under “Certain Information Regarding the Securities—Statements to Securityholders”.

Certain Matters Regarding the Servicer

Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Agreement, except upon determination that the servicer’s performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Servicer Defaults

A “Servicer Default” under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

(1)

any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related trustee or Indenture Trust, as applicable, to make any required distributions from the Trust Accounts, which failure continues unremedied for five business days after discovery by an officer of the servicer or written notice of failure is given (a) to the servicer by the related trustee or indenture trustee, as applicable, or (b) to the servicer and to the related trustee or indenture trustee, as applicable, by holders of notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount of the notes or, in the event a series of securities includes no notes or if the notes have been paid in full, by holders of certificates evidencing not less that 25% of the certificate balance;

(2)

any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of failure is given to the servicer in the same manner described in clause (1) above;

(3)

specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(4)

any other events as may be set forth in the related prospectus supplement.

Rights Upon Servicer Default

Generally, in the case of an owner trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate principal amount of the notes then outstanding may terminate all the rights and obligations of the servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any grantor trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related trustee or holders of certificates of the related series evidencing not less than 25% of the certificate balance may terminate all the rights and obligations of the servicer under the related Pooling and Servicing Agreement, and upon this termination the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is unwilling or unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Waiver of Past Defaults

To the extent provided in the related prospectus supplement, (1) in the case of each owner trust, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, or of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any default that does not adversely affect the indenture trustee or noteholders, and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series. No waiver will impair the Securityholders’ right with respect to any subsequent Servicer Default.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

(1)

to cure any ambiguity,

(2)

to correct or supplement any provisions in the related Transfer and Servicing Agreement, or

(3)

for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement;

provided, that any action in this clause (3) will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, adversely affect in any material respect the interests of the company or any noteholder.

The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

Payment in Full of the Notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.

Termination

The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of

·

the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset,

·

the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

·

the occurrence of either event described below.

In order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or, if any seller is a bank, 5%, or less of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the Trust, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the Trust will be sold to the highest bidder.

Certain Legal Aspects of the Receivables

Security Interests in Financed Vehicles

In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles, recreational vehicles, vans, trucks, buses and trailers by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the automobiles, recreational vehicles, vans, trucks, buses and trailers financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, recreational vehicles, vans, trucks, buses and trailers is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party’s lien on the vehicles’ certificate of title.

Generally all of the Receivables name the seller as obligee or assignee and as the secured party. The seller will take all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect the seller’s security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title or file a UCC-1 Financing Statement. If the seller, because of clerical error or otherwise, has failed to take action with respect to Financed Vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the seller’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the Financed Vehicle and the trustee in bankruptcy of the obligor. The seller’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, neither the seller nor the related trustee will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Unless otherwise specified in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related Financed Vehicle without amendment of any lien noted on the vehicle’s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust’s security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller’s lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Trust’s security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles.  A failure, however, would constitute a breach of the seller’s representations and warranties under the related Receivables Purchase Agreement and the seller will be required to repurchase the Receivable from the Trust unless the breach is cured in a timely manner. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets” and “Risk Factors—Potential Lack of Security”.

Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and after until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor’s change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the servicer’s perfected security interest. The servicer takes steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the motor vehicle would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The servicer generally takes steps to effect re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Receivable has a small balance, a short remaining term and the obligor has a good payment record.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related Securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller under the related Receivables Purchase Agreement.

Repossession

In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Many states have adopted “lemon laws,” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified period of time. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller’s warranties under the related Receivables Purchase Agreement and would create an obligation of the seller to repurchase the Receivable unless the breach is cured in a timely manner. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

Under each Receivables Purchase Agreement the seller will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against a Trust for a violation of any law and that claim materially and adversely affects the interests of the Trust in a Receivable, the violation would constitute a breach of the seller’s representation and warranty and would create an obligation of the seller to repurchase the Receivable unless the breach is cured. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Primary Assets”.

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your securities.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Material Federal Income Tax Consequences

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities.  The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of beneficial owners of notes (“Note Owners”) or certificates (“Certificate Owners”) that are insurance companies, regulated investment companies or dealers in securities.  Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.  As a result, the IRS might disagree with all or part of the discussion below.  Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each Trust will be provided with an opinion of tax counsel specified in the related prospectus supplement (“Federal Tax Counsel”) regarding some related federal income tax matters discussed below.  An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues.  For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the notes, certificates and related terms, parties and documents applicable to the Trust.

Trusts That Issue Notes

Tax Characterization of the Trusts.

In the case of a Trust that issues one or more classes of notes, Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.  The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the Trust, or restrictions, if any, on transfers of the certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.

If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income.  The Trust’s taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the Trust.

Tax Consequences to Note Owners.

Treatment of the Notes as Indebtedness.  The Trust will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes.  Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement.  If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the classes of notes did not represent debt for federal income tax purposes, the notes would be treated as equity interests in the Trust.  If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders on such recharacterized notes might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders on a recharacterized note would constitute “unrelated business taxable income” if some, but not all, of the notes were recharacterized as equity in a partnership, individual holders might be subject to limitations on their ability to deduct their share of Trust expenses, and income from the Trust’s assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners’ method of tax accounting.  The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income on the Notes-General.  Except as discussed below, interest on a note generally is includable in a Note Owner’s income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

Original Issue Discount.  Notes of certain series may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code.  Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest.  The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

Each Trust will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the “OID Regulations”).  The OID Regulations concerning contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, and other provisions of the OID Regulations either do not apply as to prepayable securities such as the notes or do not address the unique issues prepayable securities present.

The OID Regulations provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the “Prepayment Assumption”), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption.  The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued.  The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities.  If the notes of a series are issued with original issue discount, the Prospectus Supplement for that series of notes will specify the Prepayment Assumption.  However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

In general, a note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price.  Except as discussed below under “—Payment Lag Notes; Initial Period Considerations” and “—Qualified Stated Interest,” and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount.  The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold.  Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life.  For purposes of this rule, we will compute the weighted average life of a note as the sum, for all distributions included in the stated redemption price at maturity of the note (that is, all payments except payments of qualified stated interest), of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note’s stated redemption price at maturity.  The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

The Note Owner of a note issued with original issue discount must include in gross income the sum of the “daily portions” of such original issue discount for each day during its taxable year on which it held such note.  In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an “accrual period”) that begins on the day following a Distribution Date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding Distribution Date.  The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods (taking into account events that have occurred during the accrual period such as prepayments or actual losses) and (B) the distributions made on the note during the accrual period that are included in such note’s stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes.  For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption.  The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note’s stated redemption price at maturity.

The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.  If original issue discount accruing during any accrual period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such note in future accrual periods.

A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above.  However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

Qualified Stated Interest.  Interest payable on a note which qualifies as “qualified stated interest” for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the note.  Conversely, if the interest on a note does not constitute “qualified stated interest,” such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount.  Interest payments will not qualify as qualified stated interest unless the interest payments are “unconditionally payable.” The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations.  Subordinate classes of notes may lack the right to enforce payment until they are the Senior Class.  However, absent guidance to the contrary and unless disclosed in the related prospectus supplement, the Trustee will, for information reporting purposes, treat all stated interest on all classes of notes as qualified stated interest.  Any terms or conditions that do not reflect arm’s length dealing or that the Note Owner does not intend to enforce are not considered.

Premium.  A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note.  The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose.  Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

Payment Lag Notes; Initial Period Considerations.  Certain notes may provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date.  Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price.  The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods.  In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price.

Variable Rate Notes.  Under the OID Regulations, notes paying interest at a variable rate (each, a “Variable Rate Note”) are subject to special rules.  A Variable Rate Note will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above.  The OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes.  In general, the regulations addressing the treatment of contingent payment obligations require accruing income as a yield comparable to what the issuer would pay on non-contingent debt and then making appropriate adjustments as the contingencies become fixed.  In addition, losses on sale are ordinary to the extent of prior accruals and all gains on sale are ordinary.  As similar approach may ultimately be applied to prepayable obligations such as the notes.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated.  A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations.  However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.  In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a “Presumed Single Qualified Floating Rate”).  Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate.  Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information.  The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future.  Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note’s term.  Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer).  An objective rate will qualify as a “qualified inverse floating rate” if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.  The OID Regulations also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a “Presumed Single Variable Rate”).  If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Notes that qualify as “variable rate debt instruments” under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a “Single Variable Rate Note”), original issue discount is computed as described above in “—Interest Income on the Notes—Original Issue Discount” based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

In general, any Variable Rate Note other than a Single Variable Rate Note (a “Multiple Variable Rate Note”) that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note.  The OID Regulations generally require that such a Multiple Variable Rate Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note’s issue date.  Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note.  (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate).  Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate.  Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the original issue discount rules to the “equivalent” fixed rate debt instrument in the manner described above in “—Interest Income on the Notes—Original Issue Discount.” A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the “equivalent” fixed rate debt instrument.  In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

If a Variable Rate Note does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Rate Note would be treated as a contingent payment debt obligation.  The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the notes, and Treasury regulations do not otherwise address this point and it is unclear how such instruments should be treated.

Market Discount.  A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment.  In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent.  In general terms, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the holder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner’s interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount.  The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note.  The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life.  Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under “—Interest Income on the Notes—Original Issue Discount”), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser.  If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

Election to Treat All Interest Under the Constant Yield Rules.  The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method.  For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium.  Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales of Notes.  If a note is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note.  A holder’s adjusted basis in a note generally equals the cost of the note to the holder, increased by income reported by the holder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium.  Subject to the discussion of the rules applicable to contingent payment debt obligations above, any such gain or loss generally will be capital gain or loss provided the note is held as a capital asset, except for gain recognized on the sale of a note by a seller who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under “—Interest Income on the Notes—Market Discount.”  Further, the notes will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such section applies would be ordinary income or loss.

Allocations of Realized Losses.  The manner losses are claimed on the notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the notes for federal tax purposes.  Whether the notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the notes are considered issued by a corporation.  If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g., if some Certificateholders are natural persons or partnerships and some are corporations, losses on the notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the notes are considered issued by a partnership then they would be governed by the rules under Code Section 166.  Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a note.

Short-Term Notes.  In the case of a note with a maturity of one year or less from its issue date (a “Short-Term Note”), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount.  Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, (collectively, “Short-Term Accruers”) are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so.  In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement.  In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized.  A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to “acquisition discount” rather than original issue discount.  Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner’s basis in the Short-Term Note.  This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS.  A Note Owner’s tax basis in a Short-Term Note is increased by the amount included in the Note Owner’s income with respect to the note.

Foreign Investors in Notes.  Except as discussed below, a Note Owner that is not a “United States person” (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note.  For these purposes, the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that have elected to be treated as United States persons.  A “Foreign Person” is any person that is not a United States person.  Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding on Notes.  Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner’s federal income tax.

Tax Consequences to Certificate Owners of Owner Trust

Treatment of the Trust as a Partnership.  The correct characterization of a Trust Fund that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the Trust Fund has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the noteholders) the Trust Fund could qualify as a grantor trust with interest expense.  As a consequence, each Certificateholer would be treated as owning a pro rata share of the Trust Fund’s assets, earning income thereon and incurring the expenses of the Trust Fund (including the interest expense on the notes).  See “Grantor Trusts.”  If a Trust Fund that issues notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement.  In addition, it is possible that a Trust Fund that issued notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include a Trust Fund.  If a Trust Fund that is treated as a partnership intends to report in accordance with having made an election under Section 761 to be excluded from the main partnership provisions of the Code the consequences of such reporting will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election.  If there is only one Certificateholder in a Trust Fund that represents all of the equity of the Trust Fund for federal income tax purposes, the separate existence of the Trust Fund is disregarded, and the Certificateholder is treated as the owner of all of the assets of the Trust Fund and as the issuer of the notes of the Trust Fund for federal income tax purposes.  For all other Trust Funds that issue notes.  The Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity.  However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the seller, the company and the servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible.  For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the Trust.  Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below.  The following discussion assumes that the certificates represent equity interests in a partnership.

Partnership Taxation.  As a partnership, the Trust will not be subject to federal income tax.  Rather, each Certificate Owner will be required to take into account separately the Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its certificateholders.  Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes.  The Trust’s income will consist primarily of interest and finance charges earned on the related Primary Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Primary Assets.

The Trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

The federal income tax treatment of any Collateral Certificates held by the Trust will depend on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents).  To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the Trust Fund will be allocated.

Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Trust, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount (which is adjusted annually for inflation) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each Primary Asset, the calculations may result in some timing and character differences under some circumstances.

Discount and Premium.  The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase.  If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be.  See “Tax Consequences to Note Owners—Premium” and “— Market Discount” above.  As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis.  Further, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “ Tax Consequences to Note Owners—Original Issue Discount” above.

If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Primary Assets or to offset any premium against interest income on the Primary Assets.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

Section 708 Termination.  Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust.  The original Trust will then be deemed to distribute the certificates in the new Trust to each of the owners of certificates in the original Trust in liquidation of the original Trust.  The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold.  Any gain or loss would be long-term capital gain or loss if the Certificate Owner’s holding period exceeded one year.  A Certificate Owner’s tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the certificate.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner’s share, determined under Treasury Regulations, of the notes and other liabilities of the Trust.  A Certificate Owner acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon a sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.  A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the Trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month.  As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing Treasury regulations.  If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners.  The Trust’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

Section 731 Distributions.  In the case of any distribution to a Certificate Owner, no gain will be recognized to that Certificate Owner to the extent that the amount of any money distributed for that Certificate does not exceed the adjusted basis of that Certificate Owner’s interest in the Certificate.  To the extent that the amount of money distributed exceeds that Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Certificate Owner’s interest.  Any gain or loss recognized by a Certificate Owner generally will be capital gain or loss.

Section 754 Election.  In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had.  The tax basis of the Trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust current does not intend to make an election under Section 754 of the Code.  As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates with an offsetting gain or loss (capital in character) upon the transfer of its Partnership Certificates or liquidation of the Partnership Trust Fund.

Administrative Matters.  The trustee is required to keep or cause to be kept complete and accurate books of the Trust.  For each trust which is not a fixed pool of assets or that has multiple classes of equity ownership, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner’s allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1.  The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

·

the name, address and identification number of such person,

·

whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

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particular information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust.  The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

The company ordinarily will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust.  An adjustment could also result in an audit of a Certificate Owner’s returns and adjustments of items not related to the income and losses of the Trust.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

Taxation of Tax Exempt Owners.  Certificate Owners that are tax-exempt will be subject to the tax on unrelated business taxable income (also known as UBTI), if the trust has issued other securities that are debt, or treated as debt, for federal income tax purposes.

Taxation of Certain Foreign Certificate Owners.  As used below, the term “Non-United States Owner” means a Certificate Owner that is not a United States person, as defined under “Tax Consequences to Note Owners—Foreign Investors in Notes” above.

It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold.  The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate equal to the highest income tax rate applicable to corporations for Non-United States Owners that are taxable as corporations and at a rate equal to the highest income tax rate applicable to individuals for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust’s income including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner’s allocable share of interest from the Trust constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Certificate Owner’s federal income tax.

Grantor Trusts

Characterization.  In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code.  In this case, beneficial owners of certificates (referred to in this Prospectus as “grantor trust certificateholders”) will be treated for federal income tax purposes as owners of a portion of the Trust’s assets as described below.  The certificates issued by a Trust that is treated as a grantor trust are referred to in this Prospectus as “grantor trust certificates”.

Taxation of Grantor Trust Certificateholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust.  Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust.  Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust.  Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium” below.

The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any Primary Asset (other than a Primary Asset that is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “Trusts That Issue Notes—Tax Consequences to Note Owners—Original Issue Discount” above.  However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see “Trusts That Issue Notes—Tax Consequences to Note Owners—Short-Term Notes” above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute “short-term Government obligations” within the meaning of Section 1271(a)(3)(B) of the Code.  Further, if 20 percent or more of the grantor trust certificateholders are Short-Term Accruers, all holders of grantor trust certificates may be required to accrue acquisition discount or original issue discount, as the case may be, with respect to short-term obligations held by the Trust in the same manner as a Short-Term Accruer would accrue such discount.  See “Trusts That Issue Notes—Tax Consequences to Note Owners—Short-Term Notes” above.

The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

Market Discount.  A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “Trusts That Issue Notes—Tax Consequences to Note Owners—Market Discount” above.  As discussed above, to the extent a Primary Asset is a Treasury Strip, Private Label Custody Strip, REFCO Strip or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “ Tax Consequences to Note Owners—Original Issue Discount” above.

Premium.  To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “Trusts That Issue Notes—Tax Consequences to Note Owners—Premium” above.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments.  In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “Trusts That Issue Notes—Tax Consequences to Note Owners—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

·

if any servicing compensation is deemed to exceed a reasonable amount (see “Taxation of Grantor Trust Certificateholders” above);

·

if the company or any other party retains a retained yield with respect to the Primary Assets held by the Trust;

·

if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust’s assets; or

·

if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “Trusts That Issue Notes—Tax Consequences to Note Owners—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code could read literally to require that OID computations be made for each payment from each receivable.  However, based on IRS guidance, it appears that all payments from a receivable underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the receivable would be included in the receivable’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of receivables will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Subordinated Certificates.  In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the grantor trust certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the “Trust Stripped Bond”), and (2) a portion of the interest due on each Primary Asset equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Trust Stripped Coupon”).  The “Subordinate Class Percentage” equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.  The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset.  The Senior Certificateholders will not own any portion of the Trust Stripped Coupon.  The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets.  The Trust Stripped Bond will be treated as a “stripped bond” and the Trust Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the Servicing Fee allocable to such certificates that does not constitute excess servicing will be treated by the Trust as qualified stated interest, assuming the interest with respect to the Primary Assets would otherwise qualify as qualified stated interest.  Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive distribution of less than their share of the Trust’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

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received as distributions their full share of receipts;

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paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

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retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

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Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

·

a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

·

reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.  Moreover, the character and timing of loss deductions are unclear.  Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward.  See “—Market Discount” above.  Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

Sale or Exchange of a Grantor Trust Certificate.  Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Primary Asset and the owner’s adjusted basis in the grantor trust certificate.  The adjusted basis generally will equal the seller’s cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a grantor trust certificate are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller’s interest in accrued market discount on Primary Assets not previously taken into income.  See “—Market Discount” above.  Further, grantor trust certificates will represent “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent these assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Certificates.  A holder of grantor trust certificate who is not a “United States person” (as defined above at “Trusts That Issue Notes—Tax Consequences to Note Owners—Foreign Investors in Notes”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person.  Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person (as defined above at “Trusts That Issue Notes—Tax Consequences to Note Owners—Foreign Investors in Notes”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a “backup” withholding tax if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the grantor trust certificateholder’s federal income tax.

State and Local Tax Considerations

The discussion above does not address the tax consequences of purchase, ownership or disposition of certificates or notes under any state or local tax laws.  We recommend that investors consult their own tax advisors regarding state and local tax consequences.  In particular, individuals should consider the deductibility of the expenses (including interest expense) of the partnership.

* * *

THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER’S OR CERTIFICATE OWNER’S PARTICULAR TAX SITUATION.  PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The company, underwriter of the Securities, the servicer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets.  In 29 C.R.F §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the company can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the Trust and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Underwriter Exemption

General Discussion.  The DOL has granted to Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex. Brown Inc.) an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended and restated pursuant to Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to Certificates which meet its requirements whenever Deutsche Bank Securities Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include the Receivables and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption.  The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, generally, the assets held by the Trust must be secured.  Third, unless the Certificates are issued in “designated transactions” (as described below) and are backed by fully-secured Receivables, they may not be subordinated.  Fourth, the Certificates at the time of acquisition by the Plan must be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than the underwriter.  The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the company, (iii) the servicer, (iv) the counterparty of any “interest swap” (as described below) held as an asset of the Trust and (v) any obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables held in the Trust as of the date of initial issuance of the Certificates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the company pursuant to the assignment of the Receivables to the related Trust must represent not more than the fair market value of such Receivables; and the sum of all payments made to, and retained by, the servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  The company assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Types of Trusts.  The types of Trusts permitted under the Exemption include owner-trusts, as well as grantor trusts and FASITs.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the company in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Designated Transactions.  In the case where the Certificates are backed by Trust assets such as the Receivables which are secured motor vehicle receivables, credit instruments or obligations that bear interest or are purchased at a discount as described and defined in the Exemption as designated transactions (“Designated Transactions”), the Exemption permits the Certificates issued by the Trust in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated.  The Receivables are the type of assets which qualify for Designated Transaction treatment unless otherwise specified in the Prospectus Supplement.

Insurance Company General Accounts.  In the event that Certificates do not meet the requirements of the Exemption solely because they are subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets.  The Exemption permits an interest-rate swap to be an asset of a Trust which issues Certificates acquired by Plans in an initial offering or in the secondary market.  An interest-rate swap (or if purchased by or on behalf of the Trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted Trust asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the Trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or company.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the Trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) to (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts.  The Exemption extends exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the Receivables backing the Certificates are transferred to the Trust within a specified period following the Closing Date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such Receivables be either identified or transferred on or before the Closing Date, provided that the following conditions are met.  First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).  Second, all Receivables transferred after the Closing Date (referred to here as “Additional Receivables”) must meet the same terms and conditions for eligibility as the original Receivables used to create the Trust, which terms and conditions have been approved by the Rating Agency.  Third, the transfer of such Additional Receivables to the Trust during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.  Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the Receivables in the Trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Receivables which were transferred to the Trust on the Closing Date.  Fifth, either: (i) the characteristics of the Additional Receivables must be monitored by an insurer or other credit support provider which is independent of the company; or (ii) an independent accountant retained by the company must provide the company with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the Additional Receivables conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Receivables which were transferred as of the Closing Date.  Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.  Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”).  Eighth, certain disclosure requirements must be met.

Limitations on Scope of the Exemption.  If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Receivables in the Trust provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the Trust would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans.  However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits Trust which are grantor trusts, owner-trusts, or FASITs to issue notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the Trust’s assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the Trust.  However, effective for the acquisition, holding or transfer of notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the notes.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT THE REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the “Underwriting Agreements”), the company will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

Pursuant to the Receivables Purchase Agreement between the seller, or its affiliate, and the company, the seller will indemnify the company and the related underwriters against specific civil liabilities, including liabilities under the securities Act, or contribute to payments the company and the several underwriters may be required to make in respect of the Receivables Purchase Agreement.

Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement.

The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal. The Underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

Legal Matters

Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Some related federal income tax and other matters will be passed upon for the Trust and the seller, by the law firms specified in the related prospectus supplement.

Prospectus Supplement

The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

·

the interest rate and authorized denominations, as applicable, of each class of securities;

·

specific information concerning the Primary Assets and the related seller and servicer, as applicable;

·

the terms of any Credit or Cash Flow Enhancement applicable to any class or classes of securities;

·

information concerning any other assets in the related Trust;

·

the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;

·

the extent to which any class within a series is subordinated to any other class of the same series; and

·

additional information with respect to the plan of distribution of the securities.

Reports to Securityholders

With respect to each series of securities, the servicer of the related Primary Assets will prepare for distribution to the related Securityholders monthly and annual reports concerning the securities and the related Trust. See “Certain Information Regarding the Securities—Statements to Securityholders.”

Available Information

The company, as originator of the Trusts, has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act files reports and other information with the Commission. The Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 233 Broadway, New York, New York 10279. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the Underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

Incorporation of Certain Documents by Reference

All documents filed by the company on behalf of the Trust referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered by the Trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the accompanying prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The company on behalf of any Trust will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: Secretary, ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, telephone (704)365-0569.

INDEX OF TERMS

Page

Actuarial Receivables

10

Advances

42

Cede

86

Certificate Distribution Account

38

Certificate Owners

53

Certificate Pool Factor

23

Code

54

Collection Account

38

Collection Period

41

Definitive certificates

34

Definitive notes

34

Definitive Securities

34

Depository

24

Distribution Date

32

DTC

86

Eligible Deposit Account

39

Eligible Institution

39

Eligible Investment

39

Eligible Investments

38

Events of Default

26

Exchange Act

81

Fannie Mae

15

Farm Credit Act

19

FCA

19

FCBs

19

Federal Tax Counsel

54

FFCB

15

FFEL

17

FHLB

15

FHLMC Act

16

Final Scheduled Maturity Date

41

Financed Vehicles

8

FIRREA

17

Fiscal Agent

16

Freddie Mac

15

FTC Rule

52

Funding Corporation

19

Government Securities

13

grantor trust certificateholders

67

grantor trust certificates

67

GSE Issuer

16

GSEs

13

GSEs Bonds

13

Indenture

24

Indirect Participants

33

Interest Component

21

Investment Earnings

39

IRS

53

MBS

16

Multiple Variable Rate Note

58

Non-United States Owner

66

Note Distribution Account

38

Note Owners

53

Note Pool Factor

23

Participants

32

Payahead Account

38

Payaheads

42

Pooling and Servicing Agreement

8

Precomputed Advance

42

Precomputed Receivables

10

Pre-Funded Amount

39

Pre-Funding Account

39

Pre-Funding Period

39

Prepayment Assumption

55

Presumed Single Qualified Floating Rate

58

Presumed Single Variable Rate

58

Primary Assets

11

Principal Component

21

Private Label Custody Receipt Securities

20

Private Label Custody Strips

19

Receivables

9

REFCO

19

REFCO Strip

21

Registration Statement

81

Related Documents

29

Repurchase Amount

37

Reserve Account

44

RTC

17

Rule of 78S Receivables

10

Rules

33

Sale and Servicing Agreement

8

Sallie Mae

15

Schedule of Receivables

37

Securities Act

81

Security Owners

32

Senior Certificates

71

Senior Class Percentage

71

Servicer Default

46

Servicing Fee

43

Servicing Fee Rate

43

Shortfall Amount

71

Short-Term Note

61

Simple Interest Advance

42

Simple Interest Receivables

10

Single Variable Rate Note

58

Stripped Certificates

69

Subordinate Certificates

71

Subordinate Class Percentage

71

System

19

Systemwide Debt Securities

19

TEFRA

21

Transfer and Servicing Agreements

37

Treasury Bonds

13

Treasury Strips

13

Trust

8

Trust Accounts

38

Trust Agreement

8

Trust Stripped Bond

71

Trust Stripped Coupon

71

TVA

15

TVA Act

18

UCC

32

Underlying Issuer

12

Underlying Servicer

12

Underlying Trust Agreement

12

Underlying Trustee

12

Underwriting Agreements

80

United States person

61

Variable Rate Note

57

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in some limited circumstances, the globally offered securities (the “Global securities”) will be available only in book-entry form. Unless otherwise specified in the related prospectus supplement, investors in the Global securities may hold Global securities through any of The Depository Trust company (“DTC”), Clearstream, Luxembourg or Euroclear.  Unless otherwise specified in the related prospectus supplement, Global securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Unless otherwise specified in the related prospectus supplement, Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

Non-U.S. holders of Global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global securities will be held in book-entry form by The Depository Trust Company (“DTC”) in the name of Cede & Co. (“Cede”) as nominee of DTC. Securityholders’ interests in the Global securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as DTC Participants.

Securityholders electing to hold their Global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Securityholders electing to hold their Global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser.  When Global securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global securities against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date.  Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global securities.  After settlement has been completed, the Global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account.  The Global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global securities were credited to their accounts.  However, interest on the Global securities would accrue from the value date.  Therefore, in many cases the investment income on the Global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant’s account against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.  Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to backup withholding at a rate of up to 31%, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under the first exemption discussed above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global securities.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the attached prospectus. You must not rely on any unauthorized information or representations.  This prospectus supplement and the attached prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus supplement and the attached prospectus is current only as of its date.

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ACE Securities Corp.

Seller

Wells Fargo Financial Receivables, LLC

Transferor

Wells Fargo Financial, Inc.

Master Servicer

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Until                    , 2005, all dealers affecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement. This is in addition to obligations of the dealers to deliver a prospectus supplement and an accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Wells Fargo Financial Auto Owner Trust
2005-A

$230,000,000 Class A-1
% Asset Backed Notes

$310,000,000 Class A-2
% Asset Backed Notes

$285,000,000 Class A-3
% Asset Backed Notes

$175,000,000 Class A-4
% Asset Backed Notes

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PROSPECTUS
SUPPLEMENT

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Joint Lead Manager and Sole Bookrunner

Deutsche Bank Securities

Joint Lead Manager

Citigroup

Co-Managers

JPMorgan

Merrill Lynch & Co.

Utendahl Capital

Wells Fargo Brokerage
Services, LLC